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Filed pursuant to Rule 424(b)(2)
Registration No. 333-184045

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement is not an offer to sell the notes and it is not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

Preliminary prospectus supplement (To prospectus dated September 24, 2012)	Subject to completion, dated September 24, 2012

$175,000,000

GT Advanced Technologies Inc.

$175,000,000
          % Convertible Senior Notes due 2017
Interest payable April 1 and October 1

We are offering $175,000,000 principal amount of our         % Convertible Senior Notes due 2017. The notes will bear interest at a rate of         % per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2013. The notes will mature on October 1, 2017.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding April 1, 2017 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2012 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price (as defined in this prospectus supplement) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after April 1, 2017 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

The conversion rate will initially be             shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $             per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described in this prospectus supplement.

We may not redeem the notes prior to the maturity date, and no sinking fund is provided for the notes.

If we undergo a fundamental change, holders may require us to repurchase for cash all or part of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be our general unsecured obligations and will rank equal in right of payment with any existing and future senior unsecured indebtedness of ours; senior in right of payment to any indebtedness that is contractually subordinated to the notes; structurally subordinated to the claims of our subsidiaries' creditors, including trade creditors, and the lenders under our credit agreement, dated as of January 31, 2012, among GTAT Corporation and GT Advanced Technologies Limited, as borrowers, GT Advanced Technologies Inc., the lenders from time to time party thereto and Bank of America, N.A., as administrative agent (as amended, modified or supplemented from time to time, the "Credit Agreement"), to the extent of the subsidiary guarantees thereunder; and effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such indebtedness, which includes the amounts outstanding under our Credit Agreement.

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol "GTAT." The last reported sale price of our common stock on The NASDAQ Global Select Market on September 21, 2012 was $6.49 per share.

Investing in the notes involves a high degree of risk. See "Risk factors" beginning on page S-10 of this prospectus supplement.

	Per note	Total

Public offering price(1)	$	$

Underwriting discounts and commissions	$	$

Proceeds, before expenses, to us	$	$

(1)
Plus accrued interest, if any, from September     , 2012.

We have granted the underwriters the right to purchase, exercisable within a 13-day period beginning on and including the date on which the notes are first issued, up to an additional $26,250,000 principal amount of notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about September     , 2012.

Joint Book-Running Managers
UBS Investment Bank	BofA Merrill Lynch	Credit Suisse
Joint Lead Manager		Co-Manager
RBS		Santander

September     , 2012

S-i

 Presentation of information

These offering materials consist of two documents: (1) this prospectus supplement, which describes the terms of the notes that we are currently offering, and (2) the accompanying prospectus, which provides general information about us. The information in this prospectus supplement supersedes any inconsistent information included or incorporated by reference in the accompanying prospectus.

Neither we nor the underwriters have authorized anyone to provide you with any additional information or any information that is different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus or of any sale of our notes. Our business, operating results, financial condition and prospectus may have changed since that date.

It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering before making your investment decision.

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus provided in connection with this offering contain various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our expectations or beliefs concerning future events. See "Note Regarding Forward-Looking Statements" in the accompanying prospectus.

Unless stated otherwise or the context otherwise requires, we use the terms "GT Advanced Technologies" "our company," "we," "us" and "our" in this prospectus supplement to refer to GT Advanced Technologies Inc. and its subsidiaries. When we refer to "you" or "yours" we mean the holders of convertible notes offered hereby.

S-ii

 Incorporation of certain information by reference

We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings we make with the Securities and Exchange Commission, or the SEC, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until we have sold all of the securities to which this prospectus supplement relates. Any statement in a document incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement in a document incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement, the accompanying prospectus or any subsequently filed document that is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement.

We incorporate by reference in this prospectus only the documents set forth below that have been previously filed with the SEC:

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our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 filed with the SEC on May 25, 2012;

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our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed with the SEC on August 7, 2012;

–>
our Current Reports on Form 8-K filed with the SEC on April 20, 2012, June 12, 2012, June 21, 2012, June 29, 2012, August 28, 2012 and September 19, 2012;

–>
our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 20, 2012 to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2012; and

–>
The description of our common stock, par value $0.01 per share, included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Company's Registration Statement on Form S-1, initially filed with the SEC on April 26, 2007 (File No. 333-142383), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on July 23, 2008 (File No. 001-34133).

We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to Investor Relations, GT Advanced Technologies Inc., 20 Trafalgar Square, Nashua, New Hampshire 03063 or may be made by phone by calling (866) 957-8112.

S-iii

 Where you can find more information

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

We have filed a Registration Statement on Form S-3 under the Securities Act of 1933, or the Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the Registration Statement on Form S-3, as permitted by the SEC. Refer to the Registration Statement on Form S-3, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement. Statements in this prospectus regarding the provisions of documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above and through the SEC's website.

S-iv

 Summary

This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus supplement and the accompanying prospectus, including the risk factors and financial statements included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

OUR BUSINESS

GT Advanced Technologies Inc., through its subsidiaries, is a global provider of polysilicon production technology and crystalline ingot growth systems and related photovoltaic manufacturing services for the solar industry, and sapphire growth systems and material for the LED and other specialty markets. Our customers include several of the world's largest solar companies as well as companies in the photonics and LED industries. We report revenue in three business segments: Photovoltaic (or PV), Polysilicon and Sapphire.

Our PV business

The primary focus of our PV business is the development, manufacture and sale of crystallization furnaces to cast silicon ingots used in the production of solar wafers. Our principal product line is the DSS family of casting furnaces that can be used to produce multicrystalline ingots and ingots with a high percentage of monocrystalline material. We believe we have established a leading position in the market for specialized furnace technology for the production of multicrystalline solar wafers. From April 1, 2003 through June 30, 2012, we shipped approximately 3,200 DSS crystallization furnaces.

The acquisition of Confluence Solar in 2012 expanded our crystalline growth technology portfolio to include a continuous Czochralski growth process, known as HiCzTM, that produces monocrystalline ingots that are designed to be more efficient than traditional batch Cz ingots. We sell, in limited quantities, monocrystalline material generated using the HiCzTM growth process. We are in the process of developing our HiCzTM equipment offering, but it is not expected to be commercially available until calendar year 2013.

DSS Multicrystalline casting furnaces—Our DSS furnace is a specialized furnace used to melt polysilicon and cast multicrystalline ingots. Solar cells made from multicrystalline wafers represented approximately 58% of all solar cells produced in 2011 according to Solarbuzz, a solar market research and analysis publication. Our various DSS furnaces share a common architecture, which are designed to allow customers to efficiently upgrade systems to generate greater throughput with an existing furnace. We currently market our DSS crystallization furnaces under the names DSS450HP and DSS650. Our largest capacity DSS furnace, the DSS650, is capable of producing ingots that weigh up to 650 kilograms using standard silicon feedstock.

DSS MonoCast casting furnaces—In January 2012, we commercially introduced our MonoCast™ silicon casting technology that uses the DSS furnace architecture to produce ingots comprised of a high percentage of monocrystalline material. Solar cells produced from MonoCast wafers have been shown to deliver higher efficiencies than cells made from traditional multicrystalline wafers. We are marketing MonoCast technology under the name DSS™450 MonoCast™ and have placed the first units with a Taiwan-based solar wafer manufacturer.

Monocrystalline furnaces—Our HiCzTM production process uses a continuous monocrystalline growth technology based on the Czochralski, or Cz, crystal growth method. Cz furnaces "pull" an ingot out of a molten crucible of silicon in a controlled process which is designed to produce a long and uniformly cylindrical ingot. The traditional batch Cz method is the most common technology used in the semiconductor industry to produce semiconductor-grade wafers and has been adopted for the solar industry. Solar cells made from monocrystalline wafers typically have higher solar conversion efficiencies than multicrystalline wafers. Traditional batch Cz technology is a more expensive technology than multicrystalline ingot growth technology and is one of the reasons why there are more multicrystalline wafers used to produce solar cells than monocrystalline wafers. The HiCzTM growth technology allows operators to feed raw silicon into the growth process more quickly than the batch process, making it more productive and reducing production costs, and, we believe it produces materials offering higher yields than the batch process.

We intend to commercialize the HiCzTM furnace technology and sell furnaces to companies producing monocrystalline wafers. We believe that this technology, when fully commercialized, will lower the cost of monocrystalline ingot technology to make it more competitive with wafers produced using the traditional batch Cz technology. We expect to introduce our first HiCzTM equipment technology in the first half of calendar 2013. We expect that our MonoCast offering will be a bridge to our HiCzTM offering and that, once HiCz™ gains broad market acceptance, it will supersede the MonoCast equipment. We do sell, on a limited basis, HiCzTM material that is manufactured at our HiCzTM pilot production facility in Missouri.

Ancillary equipment/parts and services—Our PV segment also sells ancillary equipment and replacement parts and consumables used in our DSS furnaces and other PV equipment. We typically charge for these services and parts separately from the price of our equipment.

Our polysilicon business

Polysilicon is a purified form of silicon that is a key raw material used to produce photovoltaic and semiconductor wafers. Our polysilicon business offers CVD reactors and related TCS technology and equipment along with engineering services to existing polysilicon producers and new market entrants.

Our polysilicon business focuses on product design, quality control, engineering services, project management and process development related to the production of polysilicon. One of our goals is to lower the cost of producing high quality polysilicon for our customers by providing more efficient plant designs and increasing the throughput and efficiency of each new generation of our SDR reactors.

SDR reactors—We began offering SDR reactors commercially in April 2006. We market our SDR reactors under the names SDR300, SDR400, SDR 500 and SDR 600.

Hydrochlorination for the production of TCS and Silane—In addition to SDR reactors for polysilicon manufacturing, we also provide equipment, technology and engineering services for the production and purification of trichlorosilane (TCS) and silane. In 2008, we began offering hydrochlorination technology which is designed to lower the capital costs and power consumption of polysilicon production. Hydrochlorination technology eliminates the need for silicon tetrachloride converters which are required when using certain other polysilicon production technology.

Polysilicon services, parts and other—In addition to supplying SDR reactors and TCS production equipment, we provide engineering services for the commissioning, start-up and optimization of our equipment and technology. We typically charge for these services and parts separately from the price of our equipment.

We also provide ancillary equipment and technologies for producing seed rods used in our SDR reactors and for handling and processing the polysilicon rods into a finished product. In addition, we are developing a technology that creates polysilicon pieces in precisely-sized nuggets. When fully commercialized this technology is expected to have applicability in a number of polysilicon crystallization techniques.

Our sapphire business

On July 29, 2010, we acquired privately-held Crystal Systems, Inc., a company that specialized in the manufacture of high-quality sapphire material used in the LED industry and other specialty industries. This acquisition brought us 40 years of sapphire crystal growing experience. The Crystal Systems acquisition serves as the basis for our sapphire business segment. Our sapphire segment currently: (i) markets and sells our ASF™ systems to customers to enable them to produce their own sapphire material, and (ii) produces sapphire material, on a limited basis, for the LED and other specialty markets at our pilot production facility in Massachusetts.

ASF systems—Our ASF systems produce monocrystalline sapphire material, commonly referred to as sapphire boules. Our ASF technology is based on the heat exchanger method, or HEM, which is a directional solidification technique which crystallizes the sapphire meltstock material during the growth process. We began entering into contracts to sell our ASF systems in the fall of 2010 to, we believe, customers primarily in the LED market. We believe our sapphire material operation in Massachusetts gives us a competitive advantage in the sapphire equipment marketplace because our facility allows us to demonstrate to potential ASF system customers the operation of a sapphire manufacturing facility. We currently market and sell our ASF systems under the names ASF85 and ASF100.

Certain of the components and assemblies for our ASF furnaces are manufactured to our specifications by third parties using our designs. Our manufacturing personnel focus on final assembly, integration and testing of the ASF systems. We also provide engineering and product design, quality control, process engineering, engineering services and field services related to the operation of our ASF furnaces.

Target customers for our ASF furnaces include manufacturers from the solar and LED industries, as well as other diversified manufacturers.

Sapphire materials—On a limited scale, we produce sapphire material at our pilot production facility in Salem, Massachusetts. We sell this material to customers in the LED and other markets, such as the aerospace, defense and medical device.

RECENT DEVELOPMENTS

In order to provide for the issuance of the Notes, we expect to amend our Credit Agreement prior to the consummation of this offering. The Credit Agreement amendment will provide for the issuance of the notes and for our entering into the convertible note hedge and warrant transactions. The amendment imposes a minimum liquidity test that must be met in order to make a cash payment to the holders of notes in connection with any conversion event in respect of the notes. In order to make such a payment, we must have a combined minimum of $150 million in unrestricted cash and cash equivalents and availability under our revolving credit facilities. In addition, the amendment will provide that, on a going-forward basis, the maximum consolidated leverage ratio covenant under the Credit Agreement will be calculated on a net leverage basis, taking into account up to $100 million of cash and cash equivalents held by us in the United States. This net leverage feature will also impact the leverage tests under the credit agreement for certain permitted acquisitions and other permitted investments. In addition, the maximum consolidated leverage ratio covenant and the other leverage tests will exclude obligations under performance letters of credit.

RISK FACTORS

Our business is subject to risk, including those described in Item IA. Risk Factors of Annual Report on Form 10-K for the fiscal year ended March 31, 2012, and in Part II, Item 1A. Risk Factors beginning on page 42 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, each of which is filed with the SEC and incorporated by reference in this prospectus supplement. We also refer you to "Risk factors" in this prospectus supplement.

OUR PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 20 Trafalgar Square, Nashua, New Hampshire 03063, and our phone number is (603) 883-5200. Our website address is www.gtat.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus supplement or the accompanying prospectus.

 The offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section, "we," "our," and "us" refer to GT Advanced Technologies Inc. and not to its consolidated subsidiaries.

Issuer	GT Advanced Technologies Inc., a Delaware corporation.
Securities
$175,000,000 principal amount of % Convertible Senior Notes due 2017 (plus up to an additional $26,250,000 principal amount of notes if the underwriters' option to purchase additional notes is exercised in full).
Maturity	October 1, 2017, unless earlier converted or repurchased.
Interest
% per year. Interest will accrue from September , 2012 and will be payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2013. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of notes—Events of default."
Conversion rights
Holders may convert their notes at their option prior to the close of business on the business day immediately preceding April 1, 2017, in multiples of $1,000 principal amount, only under the following circumstances:

>

during any calendar quarter commencing after the calendar quarter ending on December 31, 2012 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

>

during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" (as defined under "Description of notes—Conversion rights—Conversion upon satisfaction of trading price condition") per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day; or

> upon the occurrence of specified corporate events described under "Description of notes—Conversion rights—Conversion upon specified corporate events."

On or after April 1, 2017 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The conversion rate for the notes is initially shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $ per share of common stock), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and number of shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as described herein). See "Description of notes—Conversion rights—Settlement upon conversion."

In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described under "Description of notes—Conversion rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change."

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.
No redemption	We may not redeem the notes prior to the maturity date and no "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Fundamental change	If we undergo a "fundamental change" (as defined in this prospectus supplement under "Description of notes—Fundamental change permits holders to require us to purchase notes"), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See "Description of notes—Conversion rights—Fundamental change permits holders to require us to purchase notes."
Ranking	The notes will be our general unsecured obligations and will rank:
> equal in right of payment with any existing and future senior unsecured indebtedness of ours;
> senior in right of payment to any indebtedness that is contractually subordinated to the notes;

>

structurally subordinated to the claims of our subsidiaries' creditors, including trade creditors, and the lenders under our Credit Agreement to the extent of the subsidiary guarantees thereunder; and

> effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such indebtedness, which includes the amounts outstanding under our Credit Agreement.

As of June 30, 2012, we and our subsidiaries had approximately $145.0 million of indebtedness outstanding (excluding intercompany debt), all of which was secured indebtedness. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' option to purchase additional notes), our total consolidated indebtedness would have been $ million.
The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.

Use of proceeds	The net proceeds from this offering are estimated to be approximately $ million (or $ million if the underwriters exercise their option to purchase additional notes in full), after deducting fees and estimated offering expenses payable by us. We expect to enter into convertible note hedge transactions with one or more counterparties, one or more of which may be underwriters or affiliates thereof (each of which we refer to as an "option counterparty"). We also intend to enter into warrant transactions with the option counterparties. We intend to use approximately $ million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the sale of the warrant transactions). We intend to use the remainder of the net proceeds from this offering for general corporate purposes, which may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. See "Use of proceeds."

If the underwriters exercise their option to purchase additional notes, we may sell additional warrants and use a portion of the net proceeds from the sale of the additional notes, together with the proceeds from the additional warrants, to enter into additional convertible note hedge transactions and for general corporate purposes as described above.
Book-entry form
The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Absence of a public market for the notes
The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.
U.S. federal income tax consequences
For certain material U.S. federal income tax and estate tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see "Certain U.S. federal income and estate tax considerations."

Convertible note hedge and warrant transactions	In connection with the sale of the notes, we expect to enter into convertible note hedge transactions and warrant transactions with option counterparties. The convertible note hedge transactions are intended to reduce potential dilution to our common stock and/or offset any cash payments we are required to make in excess of the principal amount upon any conversion of notes. The warrant transactions are intended to reduce the cost of the convertible note hedge transaction, but they could separately have a dilutive effect to the extent that the market value per share of our common stock exceeds the applicable strike price of the warrants. If the underwriters exercise their option to purchase additional notes, we may enter into additional convertible note hedge and warrant transactions.

In connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the option counterparties or affiliates thereof expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the option counterparties or affiliates thereof may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or reduce the size of any decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by the option counterparties or their affiliates in connection with these convertible note hedge and warrant transactions, see "Risk factors—Risks related to the notes—The convertible note hedge and warrant transactions may affect the value of the notes and our common stock" and "Underwriting."
NASDAQ Global Select Market symbol for our common stock	Our common stock is listed on The NASDAQ Global Select Market under the symbol "GTAT."
Trustee, paying agent and conversion agent	U.S. Bank National Association

 Risk factors

An investment in the notes involves risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, you should carefully consider, among other things, the matters discussed under Item 1A. Risk Factors beginning on page 22 of our Annual Report on Form 10-K for the year ended March 31, 2012, in Part II, Item 1A. Risk Factors beginning on page 42 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and in other documents that we file with the SEC. In addition, please read "Presentation of Information" in this prospectus supplement and "Note Regarding Forward-Looking Statements" in the accompanying prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

ADDITIONAL RISKS RELATED TO OUR BUSINESS

Our level of indebtedness may limit our financial flexibility.

Upon the completion of this offering (and assuming the underwriters do not exercise their option to purchase additional notes), we will have total consolidated indebtedness of approximately $             and unrestricted cash of $              million. Our level of indebtedness affects our operations in several ways, including the following:

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a portion of our cash flows from operating activities must be used to service our indebtedness and is not available for other purposes;

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we may be at a competitive disadvantage as compared to similar companies that have less debt;

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the covenants contained in the agreements governing our outstanding indebtedness and future indebtedness may limit our ability to borrow additional funds, pay dividends and make certain investments and may also affect our flexibility in planning for, and reacting to, changes in the economy and in our industry;

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additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may have higher costs and more restrictive covenants, or may not be available to us; and

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a lowering of the credit ratings of our debt may negatively affect the cost, terms, conditions and availability of future financing, and lower ratings will increase the interest rate we pay on our corporate revolving bank credit facility.

Many of these factors are beyond our control. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital. In addition, our failure to comply with the financial and other restrictive covenants relating to our indebtedness could result in a default under that indebtedness, which could adversely affect our business, financial condition and results of operations.

Risk factors

Ongoing trade disputes with China may adversely impact the businesses of our Chinese customers, which could harm our business and our stock price.

Recently, trade tensions between China and the U.S. have escalated. On May 17, 2012, the U.S. Department of Commerce announced its preliminary determination that China had violated fair trade policies by "dumping" into the U.S. certain solar products at prices that were intended to advantage Chinese manufacturers. In connection with this ruling, certain Chinese solar cell and wafer manufacturers (including some of our equipment customers) had preliminary duties levied against them of approximately 31%. The Chinese government responded by saying the preliminary determination was deliberately provoking trade friction between the two nations. This follows a March 2012 action by the United States to impose preliminary punitive duties, in the single digits, on solar panels imported from China. The Department of Commerce is expected to issue final rulings on these matters later in the year. In addition, Congress has considered legislation targeting China's currency practices, which would, among other things, impose trade sanctions against Chinese companies that ship finished goods into the U.S. at artificially low prices caused by Chinese currency manipulation. The Chinese government has indicated that passage of this legislation or similar actions could lead to retaliatory tariffs. In July 2012, the Chinese Ministry of Commerce opened investigations on imports of solar-grade polysilicon from the U.S. and South Korea that may result in trade duties on polysilicon imports from the U.S. and South Korean polysilicon manufacturers. Retaliatory tariffs and trade tensions with China would have a material adverse impact on our business since we sell into China and our equipment customers sell end products into the U.S. In addition, if the U.S. government were to issue final determinations consistent with the preliminary determinations in 2012 or impose other duties on solar products from China, it would have a direct and negative effect on several of our PV customers who purchase our PV equipment and polysilicon equipment. Duties imposed by China on U.S. and South Korean polysilicon suppliers could also harm our business (particularly since we sell polysilicon equipment to a large customer in South Korea). Our business and results of operations would be negatively affected if anti-dumping or other duties were imposed or a trade war was to occur with China. In addition, we expect that any further announcements about imposition of duties by the U.S. government on solar cells imported from China or relating to duties imposed on polysilicon manufacturers by the Chinese government could negatively impact our stock price and may have a material adverse effect on our business and results of operations.

Additionally, in July 2012 solar companies based in the European Union ("E.U.") filed a complaint with the E.U. accusing Chinese competitors of unfair trade practices and seeking anti-dumping and countervailing duty relief. In September 2012, the European Commission announced an investigation into imports of PV modules and related components from China. If the EU implements substantial tariffs on PV products from China, this could have significant consequences for our customers in China, many of whom sell into the E.U, which could adversely affect our business and results of operations.

RISKS RELATED TO THE NOTES

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

The notes will rank equal in right of payment with any existing and future senior unsecured indebtedness of ours; senior in right of payment to any indebtedness that is contractually subordinated to the notes; structurally subordinated to the claims of our subsidiaries' creditors, including trade creditors, and the lenders under our Credit Agreement to the extent of the subsidiary guarantees thereunder; and effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such indebtedness, which includes all amounts outstanding under our Credit

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Agreement. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure other debt will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

As of June 30, 2012, we and our subsidiaries had $145.0 million of indebtedness outstanding (excluding intercompany debt), all of which was secured indebtedness. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' option to purchase additional notes), our total consolidated indebtedness would have been $              million.

The notes are our obligations only and our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries. A substantial portion of our consolidated assets is held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual or other restrictions and are subject to other business considerations. In addition, transferring cash from our foreign subsidiaries may result in adverse tax consequences to us and, therefore, we do not intend to repatriate funds from our foreign subsidiaries to repay our indebtedness.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the company's common stock and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on the common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with

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the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). In particular, Rule 201 of SEC Regulation SHO generally restricts short selling when the price of a "covered security" triggers a "circuit breaker" by falling 10% or more from the security's closing price as of the end of regular trading hours on the prior day. If this circuit breaker is triggered, short sale orders can be displayed or executed for the remainder of that day and the following day only if the order price is above the current national best bid, subject to certain limited exceptions. Because our common stock is a "covered security," these Rule 201 restrictions, if triggered, may interfere with the ability of investors in, and potential purchasers of, the notes to effect short sales in our common stock and conduct a convertible arbitrage strategy.

The SEC has also approved a pilot program allowing securities exchanges and the Financial Industry Regulatory Authority, Inc., or FINRA, to halt trading in securities included in the S&P 500 Index, Russell 1000 Index and certain exchange traded funds and notes if the price of any such security moves 10% or more from a sale price in a five-minute period (the "SRO pilot program"). Beginning on August 8, 2011, the SRO pilot program was expanded to include all other National Market System stocks, including our common stock, and imposes a trading halt in these additional stocks in the event of any price movement of 30% or 50% (or more), depending upon the trading price of the stock. Beginning on November 23, 2011, the SRO pilot program was amended to exclude all rights and warrants from the trading halt. The SRO pilot program is currently set to expire on February 4, 2013. On May 31, 2012, the SEC approved the "Limit Up-Limit Down" plan proposed by FINRA and securities exchanges. The plan requires securities exchanges, alternative trading systems, broker-dealers and other trading centers to establish policies and procedures that prevent the execution of trades and the display of offers from occurring outside of a specified price band. If bid or offer quotations are at the far limit of the price band for more than 15 seconds, trading in that security will be subject to a five-minute trading pause. The Limit Up-Limit Down plan, which will go into effect on a one-year pilot basis on February 4, 2013, is intended to replace the SRO pilot program.

On May 31, 2012, the SEC also approved changes to the existing stock exchange and FINRA rules that establish a market-wide circuit breaker system. The existing market-wide circuit breaker system provides for specified market-wide halts in trading of stock for certain periods following specified market declines. Among other changes to the existing market-wide circuit breaker system that will go into effect on a one-year pilot basis on February 4, 2013 will be a change in the existing 10%, 20% and 30% market decline thresholds that trigger market-wide trading halts to 7%, 13% and 20%, respectively. The approved amendment also changes the index that is used as the pricing reference for the decline to the S&P 500 Index rather than the Dow Jones Industrial Average, and in some instances shortens the time periods during which trading will be halted to 15 minutes if the circuit breaker occurs prior to 3:25 p.m., except in the case of a 20% decline.

Because our common stock is an National Market System stock, the restrictions on trading imposed by the SRO pilot program, the market-wide circuit breaker system and, when effective, the Limit Up-Limit Down plan may interfere with the ability of investors in, and potential purchasers of, the notes to effect short sales in our common stock and conduct a convertible arbitrage strategy.

Risk factors

The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, on July 21, 2010 also introduces regulatory uncertainty that may impact trading activities relevant to the notes. This legislation will require many over-the-counter swaps and security-based swaps to be centrally cleared through regulated clearinghouses and traded on exchanges or comparable trading facilities. In addition, swap dealers, security-based swap dealers, major swap participants and major security-based swap participants will be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the notes to maintain a convertible arbitrage strategy with respect to the notes (including increasing the costs incurred by such investors in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the notes. The implementation dates for these requirements are subject to regulatory action and at this time cannot be determined with certainty. We cannot predict how this legislation will ultimately be implemented by the SEC and other regulators or the magnitude of the effect that this legislation will have on the trading price or liquidity of the notes. Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and securities exchange rule changes and/or implementation of the Dodd-Frank Act may have on the trading price and the liquidity of the notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales of the common stock of certain financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible debt instruments issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, including the amendments to Regulation SHO, FINRA and exchange rule changes and the implementation of the Dodd-Frank Act, could similarly adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the

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notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due. Our Credit Agreement places certain restrictions on our ability to incur additional indebtedness, including certain secured indebtedness, but if the facility matures or is repaid, we may not be subject to such restrictions under the terms of any subsequent indebtedness.

We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our existing debt contains and our future debt may contain limitations on our ability to pay cash upon conversion or purchase of the notes.

Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under "Description of notes—Conversion rights—Fundamental change permits holders to require us to purchase notes." In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than cash in lieu of any fractional share), we will be required to make cash payments in respect of the notes being converted as described in under "Description of notes—Conversion Rights—Settlement upon conversion." However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or notes being converted. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our existing or future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. An event of default under the indenture or the fundamental change itself could constitute events of default under our Credit Agreement and could also lead to a default under agreements governing future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

Our Credit Agreement limits our ability to pay any cash amount upon the conversion or repurchase of the notes.

Our Credit Agreement prohibits us from making any cash payments on the conversion of the notes if, before or after giving effect to such payment, a default exists under our Credit Agreement or if, after giving effect to such payment, we do not have minimum liquidity of $150,000,000 (defined as the sum of unrestricted cash and cash equivalents and available undrawn commitments under our revolving credit facilities) under our Credit Agreement. Any new credit facility that we may enter into may have similar restrictions. Our failure to make cash payments upon the conversion of the notes as required under the terms of the notes would permit holders of the notes to accelerate our obligations under the notes.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See "Description of notes—Conversion Rights." If one or more holders elect to convert their notes, unless we elect to

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satisfy our conversion obligation by delivering solely shares of our common stock (other than cash in lieu of any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the notes could have a material effect on our reported financial results.

Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense and lower net income in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. The additional non-cash interest could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock to raise capital or issue additional shares of our common stock in connection with an acquisition. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options, the vesting of restricted stock units and upon conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Risk factors

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding April 1, 2017, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each trading day in a 40 trading day observation period. As described under "Description of notes—Settlement upon conversion," this period would be, if the relevant conversion date occurs prior to April 1, 2017, the 40 consecutive trading day period beginning on, and including, the third trading day after such conversion date; and (ii) if the relevant conversion date occurs on or after April 1, 2017, and on or prior to the second scheduled trading day immediately preceding the maturity date, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value

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of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third scheduled trading day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under "Description of notes—Conversion rights—Fundamental change permits holders to require us to purchase notes," "Description of notes—Conversion Rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change" and "Description of notes—Consolidation, merger and sale of assets."

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a make-whole fundamental change occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under "Description of notes—Conversion Rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change." The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $             per share or less than $             per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed                           , subject to adjustments in the same manner as the conversion rate as set forth under "Description of notes—Conversion rights—Conversion rate adjustments."

Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or

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warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of notes—Conversion rights—Conversion rate adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on

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or prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Certain U.S. federal income tax considerations." If you are a non-U.S. holder (as defined in "Certain U.S. federal income tax considerations"), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See "Certain U.S. federal income and estate tax considerations."

The convertible note hedge and warrant transactions may affect the value of the notes and our common stock.

In connection with the pricing of the notes, we expect to enter into convertible note hedge transactions with the option counterparties. The convertible note hedge transactions are expected to reduce the potential dilution and/or offset any cash payments we are required to make in excess of the principal amount upon conversion of the notes. We also expect to enter into warrant transactions with the option counterparties. However, the warrant transactions could separately have a dilutive effect on our earnings per share to the extent that the market price per share of our common stock exceeds the applicable strike price of the warrants. If the underwriters exercise their option to purchase additional notes, we may enter into additional convertible note hedge transactions and additional warrant transactions.

In connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the option counterparties or affiliates thereof have informed us that they expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the option counterparties or affiliates thereof may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

In addition, if any such convertible note hedge and warrant transactions fail to become effective, whether or not this offering of notes is completed, the option counterparties may unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes.

Risk factors

RISKS RELATED TO OUR COMMON STOCK

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell the common stock you receive upon conversion of your notes, if any, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.

The market price for our common stock has varied between a high of $9.89 on February 3, 2012 and a low of $3.92 on June 1, 2012 in the twelve month period ending on September 21, 2012. This volatility may affect the price at which you could sell the common stock, if any, you receive upon conversion of your notes, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in "—Additional risks related to our business"; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts' estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of September 20, 2012, we had outstanding approximately 118.9 million shares of our common stock, options to purchase approximately 3.4 million shares of our common stock (of which approximately 1.9 million were exercisable as of that date) and approximately 7.2 million unvested restricted stock units. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

Delaware law and our charter documents may impede or discourage a takeover, which could cause the market price of our common stock to decline.

We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. In addition, our board of directors or a committee thereof has the power, without stockholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock. The ability of our board of directors or a committee thereof to create and issue a new series of preferred stock and certain provisions of Delaware law and our certificate of incorporation and bylaws could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock and the value of your notes.

 Use of proceeds

We estimate that the net proceeds from this offering will be approximately $              million (or approximately $              million if the underwriters exercise their option to purchase additional notes in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to enter into convertible note hedge and warrants transactions with one or more counterparties, one or more of which may be underwriters or affiliates thereof. We intend to pay approximately $              million of net proceeds from this offering to purchase the convertible note hedge (after such cost is partially offset by the proceeds to us from the sale of the warrant transactions).

We intend to use the remainder of the net proceeds from this offering for general corporate purposes, which may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We do not have any agreements or understandings with respect to the acquisition of any companies or businesses. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds.

If the underwriters exercise their option to purchase additional notes, we may sell additional warrants and use a portion of the net proceeds from the sale of the additional notes, together with the proceeds from the additional warrants, to enter into additional convertible note hedge transactions and for general corporate purposes as described above.

 Price range of our common stock

Our common stock is traded on The NASDAQ Global Select Market under the symbol "GTAT." The following table summarizes the high and low sale prices for our common stock for the fiscal periods indicated as reported on The NASDAQ Global Select Market.

	High	Low

2011
First Quarter	$6.18	$4.90
Second Quarter	$8.80	$5.55
Third Quarter	$9.57	$6.65
Fourth Quarter	$11.95	$9.18
2012
First Quarter	$16.40	$9.07
Second Quarter	$17.50	$6.80
Third Quarter	$9.21	$6.40
Fourth Quarter	$9.89	$7.30
2013
First Quarter	$8.49	$3.92
Second Quarter (through September 21, 2012)	$7.09	$4.62

On September 21, 2012, the last reported sale price for our common stock on The NASDAQ Global Select Market was $6.49 per share. As of September 20, we had approximately 24 stockholders of record.

Dividend policy

We have not paid cash dividends on our common stock during our two most recent fiscal years. We do not intend to pay any dividends on our common stock for the foreseeable future. Our credit facility imposes restrictions on our ability, and the ability of our subsidiaries, to pay cash dividends, subject to certain limited exceptions.

 Capitalization

The following table sets forth our cash and cash equivalents and capitalization on a consolidated basis as of June 30, 2012. We have presented our cash and cash equivalents and capitalization on both an actual and an as adjusted basis to reflect the receipt of the net proceeds from the sale of the notes in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and the application of $             of such net proceeds to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the sale of the warrants). See "Use of proceeds."

You should read the following table along with our financial statements and the accompanying notes to those statements.

	As of June 30, 2012
	Actual	As Adjusted

	(In thousands, except share and per share amounts)
Cash and cash equivalents	$332,350

Current portion of long-term debt	9,063
Long-term debt	135,937
% Convertible senior notes due 2017(1)
Stockholders' equity (deficit):
Preferred stock, 10,000 shares authorized, none issued and outstanding	—
Common stock, $0.01 par value; 500,000 shares authorized, 118,672 shares issued and outstanding as of June 30, 2012(2)	1,187
Additional paid-in capital(1)	134,133
Accumulated other comprehensive loss	(354)
Retained earnings	213,752

Total stockholders' equity(1)	$348,718

Total capitalization	$493,718

(1)
The as adjusted carrying amount of convertible notes reflects the issuance proceeds of the convertible notes, less the estimated discount created by the allocation of a portion of the issuance proceeds related to the conversion feature. The amount allocated to the conversion feature is reflected as additional paid-in capital included in total stockholder's equity.

(2)
The common stock shown in the table above as of June 30, 2012 excludes approximately 10.6 million shares of common stock reserved for issuance upon exercise of outstanding stock options and upon vesting of outstanding restricted stock units. In addition, the common stock shown, as adjusted, excludes the shares of common stock reserved for issuance upon conversion of the notes offered by this prospectus supplement and the shares of common stock reserved for issuance under the warrant transactions described in this prospectus supplement.

 Description of notes

We will issue the notes under an indenture dated as of September     , 2012 between us and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture dated September     , 2012. We refer to the indenture as so supplemented as the "indenture." The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the notes and the indenture. We urge you to carefully read the entire indenture because it, and not this description, defines your rights as a holder of the notes. You may request a copy of the indenture from us. A copy of the indenture will be filed by us with the SEC and will be available as described under the heading "Where You Can Find More Information" in the prospectus accompanying this prospectus supplement.

For purposes of this description, references to the "Company," "we," "our" and "us" refer only to GT Advanced Technologies Inc. and not to our subsidiaries.

GENERAL

The notes:

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will be:

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our general unsecured obligations;

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equal in right of payment with any existing and future senior unsecured indebtedness of ours;

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senior in right of payment to any indebtedness that is contractually subordinated to the notes;

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structurally subordinated to the claims of our subsidiaries' creditors, including trade creditors, and the lenders under our Credit Agreement to the extent of the subsidiary guarantees thereunder; and

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effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such indebtedness, which includes the amounts outstanding under our Credit Agreement.

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will initially be limited to an aggregate principal amount of $175 million, or $201.25 million if the underwriters exercise their option to purchase additional notes in full;

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mature on October 1, 2017, unless earlier converted or repurchased;

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will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof;

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may not be redeemed by us prior to maturity;

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will be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under "Conversion rights—Fundamental change permits holders to require us to purchase notes"), at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date; and

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will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "Global Notes, Book-Entry Form."

Description of notes

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at the option of the holder at an initial conversion rate of                           shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $             per share of common stock). The conversion rate is subject to adjustment if certain events occur. We will settle conversion of notes by paying or delivering, as the case may be, cash, shares of our common stock or cash and shares of our common stock, at our election, as described under "Conversion Rights—Settlement upon conversion." You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from incurring liens, paying dividends or issuing or purchasing the notes or our other securities. Other than restrictions described under "Conversion rights—Fundamental change permits holders to require us to purchase notes" and "Consolidation, Merger and Sale of Assets" below and except for the provisions set forth under "Conversion Rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change," the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders or for any other reason. Our subsidiaries will not guarantee any of our obligations under the notes.

The registered holder of a note will be treated as the owner of it for all purposes.

We may, from time to time, without notice to or consent of the holders of the notes, issue additional notes of the same class as the notes offered hereby under the indenture in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes offered hereby for U.S. federal income tax or securities law purposes, such additional notes will have one or more separate CUSIP numbers.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

PURCHASE AND CANCELLATION

We will cause all notes surrendered for payment, purchase (including as described below), registration of transfer, exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, directly or indirectly (regardless of whether such notes are surrendered to us), purchase notes in the open market or otherwise, whether by us or our subsidiaries or through a privately-negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case without prior notice to holders. We will cause any notes so purchased (other than notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered "outstanding" under the indenture upon their purchase.

Description of notes

PAYMENTS ON THE NOTES; PAYING AGENT AND REGISTRAR

We will pay the principal of and interest on notes in global form registered in the name of or held by The Depository Trust Company, or DTC, or its nominee by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by DTC or its nominee from time to time to the trustee and paying agent (if different from the trustee).

We will pay the principal of and interest on certificated notes at the office or agency designated by us maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of a holder, at a corporate trust office of the trustee; provided, however, interest may be paid by check mailed to a holder's address as it appears in the note register. We have initially designated a corporate trust office of the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. We will pay the principal of and interest on notes in the legal tender of the United States of America. With respect to any holder with an aggregate principal amount of notes in excess of $5,000,000, at the application of such holder in writing to us (which application shall remain in effect until the holder provides written notice to the contrary), we will pay interest on such holder's certificated notes by wire transfer in immediately available funds to such holder's account in the United States supplied by such holder from time to time to the trustee and paying agent (if different from the trustee) not later than the applicable record date.

TRANSFER AND EXCHANGE

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected or surrendered for conversion or required purchase.

INTEREST

The notes will bear interest at a rate of         % per year. Interest on the notes will accrue from                           , 2012, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on April 1 and October 1 of each year, beginning April 1, 2013. We may, at our election, pay additional interest under the circumstances described under "Events of Default."

Interest will be paid to the person in whose name a note is registered at 5:00 p.m., New York City time, on March 15 or September 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the maturity date or any earlier required fundamental change purchase date falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Description of notes

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Events of default."

RANKING

The notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our liabilities that are not so subordinated. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets.

The notes will rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables). Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

As of June 30, 2012, we and our subsidiaries had approximately $145.0 million of indebtedness outstanding (excluding intercompany debt), all of which was secured indebtedness. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' option to purchase additional notes), our total consolidated indebtedness would have been $              million.

NO OPTIONAL REDEMPTION OR SINKING FUND

The notes will not be redeemable by us prior to maturity. No sinking fund is provided for the notes.

CONVERSION RIGHTS

General

Prior to 5:00 p.m., New York City time on the business day immediately preceding April 1, 2017, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings "—Conversion upon satisfaction of sale price condition," "—Conversion upon satisfaction of trading price condition," and "—Conversion upon specified corporate events." On or after April 1, 2017 until 5:00 p.m., New York City time on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time irrespective of the foregoing conditions. The conversion rate will initially be                           shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $             per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under "—Settlement upon conversion." If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and number of shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 40 trading day

Description of notes

observation period (as defined below under "—Settlement upon conversion"). The trustee will initially act as the conversion agent.

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below. The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 principal amount; provided that the remaining principal amount of any note so converted is $1,000 or an integral multiple of $1,000 in excess thereof.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest unless such conversion occurs between a regular record date and the interest payment date to which it relates and you were the record holder on such regular record date. Our settlement of conversions as described below under "—Settlement upon conversion" will be deemed to satisfy our obligation to pay:

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the principal amount of the note; and

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accrued and unpaid interest to, but not including, the conversion date.

As a result, accrued and unpaid interest to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes, accrued and unpaid interest will be deemed to be paid first out of any cash paid upon such conversion.

Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

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if notes are converted after 5:00 p.m., New York City time, on the regular record date immediately preceding the maturity date and before 5:00 p.m., New York City time on the second scheduled trading day immediately preceding the maturity date;

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if we have specified a fundamental change purchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or

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to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such notes.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion under the following circumstances:

Conversion upon satisfaction of sale price condition

Prior to 5:00 p.m., New York City time on the business day immediately preceding April 1, 2017, a holder may surrender all or a portion of its notes for conversion during any calendar quarter commencing after the calendar quarter ending on December 31, 2012 (and only during such calendar

Description of notes

quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day.

The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the last quoted bid price per share for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices per share for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The "last reported sale price" will be determined without regard to after hours trading or any other trading outside of regular trading session hours.

"Scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, "scheduled trading day" means a "business day."

"Trading day" means a day on which (i) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded and (ii) a last reported sale price for our common stock is available on such securities exchange or market. If our common stock is not so listed or traded, "trading day" means a "business day."

Conversion upon satisfaction of trading price condition

Prior to 5:00 p.m., New York City time, on the business day immediately prior to April 1, 2017, a holder may surrender all or a portion of its notes for conversion during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the provisions described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day.

The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include any or all of the underwriters; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount

Description of notes

of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such determination date. Any such determination will be conclusive absent manifest error. If (a) we are not acting as bid solicitation agent, and we do not, when required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (b) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the "trading price" per $1,000 principal amount of notes shall be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each trading day of such failure.

The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) to determine (or if we are acting as the bid solicitation agent, we shall determine) the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

The "bid solicitation agent" means us or such other person (including the trustee) as may be appointed, from time to time, by us to solicit bids for the trading price of the notes. The trustee shall initially act as the bid solicitation agent.

Conversion upon specified corporate events

If, prior to 5:00 p.m., New York City time, on the business day immediately prior to April 1, 2017, we elect to:

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issue to all or substantially all holders of our common stock any rights, options or warrants entitling them to subscribe for or purchase, for a period of not more than 45 calendar days after the date of announcement of such issuance, shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

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distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement of such distribution, then, in either case, we must notify the holders of the notes at least 50 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may

Description of notes

surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.

In addition, if a transaction or event that constitutes a "fundamental change" (as defined under "—Fundamental change permits holders to require us to purchase notes") or a "make-whole fundamental change" (as defined under "—Adjustment to shares delivered upon conversion upon a make-whole fundamental change") occurs prior to 5:00 p.m., New York City time on the business day immediately preceding April 1, 2017, regardless of whether a holder has the right to require us to purchase the notes as described under "—Fundamental change permits holders to require us to purchase notes," or if we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets, pursuant to which our common stock would be converted into cash, securities or other assets, the notes may be surrendered for conversion at any time from or after the date that is 50 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until 45 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change purchase date. Subject to the immediately succeeding sentence, we will notify holders, the trustee and the conversion agent (if other than the trustee) as promptly as practicable following the date we publicly announce such transaction (and in no event less than 20 scheduled trading days prior to the anticipated effective date of such transaction), and we will use our reasonable efforts to provide such notice at least 50 scheduled trading days prior to the anticipated effective date of such transaction. However, if we do not have knowledge of such transaction at least 20 scheduled trading days prior to the anticipated effective date of such transaction, we will notify holders, the trustee and the conversion agent (if other than the trustee) within two business days of the date upon which we receive notice, or otherwise become aware of such transaction, but in no event later than the actual effective date of such transaction.

Conversions on or after April 1, 2017

On or after April 1, 2017, a holder may convert any of its notes at any time prior to 5:00 p.m., New York City time on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

If you hold a certificated note, to convert you must:

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complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

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deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

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if required, furnish appropriate endorsements and transfer documents; and

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if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We refer to the date you comply with the relevant procedures for conversion described above as the "conversion date."

Description of notes

If a holder has already delivered a purchase notice as described under "—Fundamental change permits holders to require us to purchase notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the purchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required purchase, the holder's right to withdraw the purchase notice and convert the notes that are subject to purchase will terminate at 5:00 p.m., New York City time on the business day immediately preceding the relevant fundamental change purchase date.

Settlement upon conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash ("cash settlement"), shares of our common stock ("physical settlement") or a combination of cash and shares of our common stock ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method."

All conversions occurring on or after April 1, 2017 will be settled using the same settlement method. With respect to conversions occurring prior to April 1, 2017, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

If we elect a settlement method, we will inform holders so converting through the trustee of the settlement method we have elected (including the specified dollar amount, as defined below, if we elect combination settlement) no later than 5:00 p.m., New York City time, on the second trading day immediately following the related conversion date (or in the case of any conversion occurring on or after April 1, 2017, no later than April 1, 2017). If we do not timely elect a settlement method for a conversion, we will no longer have the right to elect cash settlement or physical settlement for such conversion and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount, as described below, per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement for a conversion, but we do not timely notify the converting holder of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. It is our current intent and policy to settle conversions through combination settlement with a specified dollar amount of $1,000.

Settlement amounts will be computed as follows:

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if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the applicable conversion rate;

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if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related observation period; and

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if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the relevant observation period.

Description of notes

The "daily settlement amount," for each of the 40 consecutive trading days during the observation period, shall consist of:

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cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the "specified dollar amount"), if any, divided by 40 (such quotient, the "daily measurement value") and (ii) the daily conversion value; and

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if the daily conversion value exceeds the daily measurement value, a number of shares of our common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day, which number may include fractional shares during the pendency of the observation period.

The "daily conversion value" means, for each of the 40 consecutive trading days during the observation period, 1/40th of the product of (1) the applicable conversion rate on such trading day and (2) the daily VWAP on such trading day.

The "daily VWAP" means, for each of the 40 consecutive trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "GTAT <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

The "observation period" with respect to any note surrendered for conversion means:

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if the relevant conversion date occurs prior to April 1, 2017, the 40 consecutive trading day period beginning on, and including, the third trading day after such conversion date; and;

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if the relevant conversion date occurs on or after April 1, 2017, and on or prior to the second scheduled trading day immediately preceding the maturity date, the 40 consecutive trading day period beginning on, and including, the 42nd scheduled trading day immediately preceding the maturity date.

For the purposes of determining amounts due upon conversion only, "trading day" means a day on which (i) there is no "market disruption event" (as defined below) and (ii) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, "trading day" means a "business day."

"Market disruption event" means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason

Description of notes

of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Except as described under "—Adjustment to shares delivered upon conversion upon a make-whole fundamental change" and "—Recapitalizations, reclassifications and changes of our common stock," we will deliver the settlement amount to converting holders no later than the third scheduled trading day immediately following the relevant conversion date, if we elect physical settlement, or no later than the third scheduled trading day immediately following the last trading day of the relevant observation period, if we elect any other settlement method.

We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on the daily VWAP on the relevant conversion date, if we elect physical settlement, or the last trading day of the applicable observation period, if we elect combination settlement.

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of 5:00 p.m., New York City time on the conversion date, if we elect physical settlement, or the last trading day of the relevant observation period, if we elect combination settlement.

Conversion rate adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount of notes held by such holder, divided by $1,000.

Adjustment events.

(1)   If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR'	=	CR0	×	OS' OS0

where,

  CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

  CR' = the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

  OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable; and

  OS' = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Description of notes

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared that results in an adjustment under this clause (1) but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)   If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of announcement of such issuance to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR'	=	CR0	×	OS0 + X OS0 + Y

where,

  CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

  CR' = the conversion rate in effect immediately after the open of business on such ex-dividend date;

  OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

  X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

  Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

  Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

  For purposes of this clause (2) and the first bullet point under "—Conversion upon specified corporate events," in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at a price per share that is less than such average of the last reported sale prices over the 10 consecutive trading day period ending on, and

Description of notes

  including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3)   If we distribute, by dividend or otherwise, shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

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dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

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dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

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spin-offs as to which the provisions set forth below in this clause (3) shall apply,

then the conversion rate will be increased based on the following formula:

CR'	=	CR0	×	SP0 SP0-FMV

where,

  CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

  CR' = the conversion rate in effect immediately after the open of business on such ex-dividend date;

  SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

  FMV = the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or

Description of notes

similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

CR'	=	CR0	×	FMV0 + MP0 MP0

where,

  CR0 = the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

  CR' = the conversion rate in effect immediately after the end of the valuation period;

  FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under "—Conversion upon satisfaction of sale price condition" as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and

  MP0 = the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the conversion rate under the preceding paragraph will occur on the last trading day of the valuation period; provided that in respect of any conversion during the valuation period, references in the preceding paragraph to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the conversion rate. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion, references in the preceding paragraph to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such observation period.

For purposes of this clause (3), clause (1) and clause (2), any dividend or distribution to which this clause (3) is applicable that also includes shares of common stock to which clause (1) applies or rights or warrants to subscribe for or purchase shares of common stock to which clause (2) applies, shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of common stock to which clause (1) applies or rights or warrants to which clause (2) applies (and any conversion rate adjustment required by this clause (3) with respect to such dividend or distribution shall then be made) immediately followed by (ii) a dividend or distribution of such shares of common stock or such rights or warrants (and any further conversion rate adjustment required by clause (1) and clause (2) with respect to such dividend or distribution shall then be made), except (A) the ex-dividend date of such dividend or distribution shall be substituted as "the ex-dividend date" and (B) any shares of common stock included in such dividend or distribution shall not be deemed "outstanding immediately prior" to such event within the meaning of clause (1). The adjustments made pursuant to the provisions of this paragraph shall be made without duplication.

Description of notes

(4)   If we pay any cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be increased based on the following formula:

CR'	=	CR0	×	SP0 SP0-C

where,

  CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

  CR' = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

  SP0 = the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

  C = the amount in cash per share we distribute to all or substantially all of the holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors (or a committee thereof) determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

(5)   If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration date"), the conversion rate will be increased based on the following formula:

CR'	=	CR0	×	AC + (SP' × OS') OS0 × SP'

where,

  CR0 = the conversion rate in effect immediately prior to the open of business on the trading day next succeeding the expiration date;

  CR' = the conversion rate in effect immediately after the open of business on the trading day next succeeding the expiration date;

  AC = the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

Description of notes

  OS0 = the number of shares of our common stock outstanding immediately prior to the time (the "expiration time") such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

  OS' = the number of shares of our common stock outstanding immediately after the expiration time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

  SP' = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

The adjustment to the conversion rate under the preceding paragraph will be determined at 5:00 p.m., New York City time on the 10th consecutive trading day immediately following, and including, the trading day next succeeding the expiration date, but will be given effect immediately after the open of business on the trading day next succeeding the expiration date; provided that in respect of any conversion during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender offer or exchange offer, references to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date and the conversion date in determining the applicable conversion rate. If the trading day immediately following the expiration date is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion, references in this clause (5) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day immediately following the expiration date to, and including, the last trading day of such observation period.

If the application of the foregoing formulas would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a reverse share split or share combination).

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "—Settlement upon conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock based on the conversion rate not reflecting the adjustment and participate in the related dividend, distribution or other event giving rise to such adjustment.

As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and "effective date" means the first date on which the shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant transaction.

Except as described in this section or under "—Adjustment to shares delivered upon conversion upon a make-whole fundamental change" below, we will not adjust the conversion rate. In addition, we will

Description of notes

not adjust the conversion rate for guarantees issued in respect of any of our outstanding securities. Without limiting the foregoing, the applicable conversion rate will not be adjusted:

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upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

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upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

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upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

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solely for a change in the par value of the common stock; or

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for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1% (i) annually on the anniversary date of the first date of issue of the notes, (ii) upon the conversion date for any notes or, with respect to any conversions that occur on or after April 1, 2017, on each day during the related observation period and (iii) upon the occurrence of any fundamental change or make-whole fundamental change effective date.

To the extent, in the future, we have a stockholder rights plan in effect upon conversion of the notes, you will receive, in addition to any common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) under "—Conversion rate adjustments" above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also, but are not required to, increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares or rights to acquire shares or similar event.

A holder may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Certain U.S. federal income and estate tax considerations."

Description of notes

Recapitalizations, reclassifications and changes of our common stock

In the case of:

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any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

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any consolidation, merger or combination involving us,

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any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of ours and our subsidiaries, or

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any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the "reference property") upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under "—Settlement upon conversion" and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under "—Settlement upon conversion" will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under "—Settlement upon conversion" will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. If the holders receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any additional shares as described under "—Adjustment to shares delivered upon conversion upon a make-whole fundamental change"), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third scheduled trading day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the "stock price" for purposes of a make-whole fundamental change), our board of directors (or a committee thereof) will make appropriate adjustments to each to

Description of notes

account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Adjustment to shares delivered upon conversion upon a make-whole fundamental change

If a "fundamental change" (as defined below and determined after giving effect to any exceptions to or exclusions from such definition (including, for the avoidance of doubt, the listed stock exception (as defined below)), but without regard to the proviso in clause (2) of the definition thereof, a "make-whole fundamental change") occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the "additional shares"), as described below. A conversion of notes will be deemed for these purposes to be "in connection with" such make-whole fundamental change if the conversion date of the notes occurs during the period from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change purchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change).

Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under "—Settlement upon conversion," based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below. However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the "stock price" (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third scheduled trading day following the conversion date. We will notify holders and the trustee of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the "effective date") and the price (the "stock price") paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and

Description of notes

the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under "—Conversion rate adjustments."

The following table sets forth the hypothetical stock price and the number of additional shares to be received per $1,000 principal amount of notes for each stock price and the effective date set forth below:

Stock price
Effective date	$	$	$	$	$	$	$	$	$	$	$	$

, 2012
October 1, 2013
October 1, 2014
October 1, 2015
October 1, 2016
October 1, 2017

The exact stock prices and effective dates may not be set forth in the table above, in which case:

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If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

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If the stock price is greater than $             per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

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If the stock price is less than $             per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed                           shares of common stock per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion rate adjustments."

Our obligation to deliver additional shares as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental change permits holders to require us to purchase notes

If a "fundamental change" (as defined below in this section) occurs at any time prior to the maturity date, holders will have the right, at their option, to require us to purchase for cash any or all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or a multiple of $1,000 in excess thereof. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date (unless the fundamental change purchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased). The fundamental change purchase date will be a date specified

Description of notes

by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below.

A "fundamental change" will be deemed to have occurred at such time after the notes are originally issued that any of the following occurs:

(1)
a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)
the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3)
our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4)
our common stock ceases to be listed or quoted on any of The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange (or any of their respective successors).

A transaction or transactions described in clauses (1), (2) or (4) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under "—Conversion Rights—Settlement upon conversion") (this exception to the fundamental change, defined as the "listed stock exception").

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

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the events causing a fundamental change;

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the date of the fundamental change;

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the last date on which a holder may exercise the purchase right;

Description of notes

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the fundamental change purchase price;

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the fundamental change purchase date;

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the name and address of the paying agent and the conversion agent, if applicable;

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if applicable, the conversion rate and any adjustments to the conversion rate;

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if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

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the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, subject to extension to comply with applicable law, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice to the paying agent. Each purchase notice must state:

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if certificated, the certificate numbers of your notes to be delivered for purchase or if not certificated, the notice must comply with appropriate DTC procedures;

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the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof; and

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that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

Holders may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to 5:00 p.m., New York City time on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall state:

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the principal amount of the withdrawn notes;

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if certificated notes have been issued, the certificate numbers of the withdrawn notes or, if not certificated, the notice must comply with appropriate DTC procedures; and

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the principal amount, if any, which remains subject to the purchase notice.

We will be required (subject to postponement to comply with applicable law) to purchase notes properly tendered and not validly withdrawn on the fundamental change purchase date, subject to extension to comply with applicable law. Holders who have exercised the purchase right will receive payment of the fundamental change purchase price on the later of (i) the fundamental change purchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then, with respect to notes that have been properly tendered and not validly withdrawn:

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the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

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all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price).

Description of notes

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

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comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

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file a Schedule TO or any other required schedule under the Exchange Act; and

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otherwise comply with all applicable federal and state securities laws in connection with any offer by us to purchase the notes;

in each case, so as to permit the rights and obligations described in this section to be exercised in the time and in the manner specified in the indenture.

No notes may be purchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us or part of a plan by management to adopt a series of anti-takeover provisions.

We will not be required to make an offer to purchase the notes upon a fundamental change if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not validly withdrawn under its offer.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to our obligations to purchase the notes upon a fundamental change, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition or the value of the notes. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the sale, lease or transfer of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the sale, lease or transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Moreover, our ability to purchase the notes may be limited by restrictions on our ability to obtain funds for such purchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk factors—Risks related to the notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change, and our existing debt contains and our future debt may contain limitations on our ability to pay cash upon a conversion or purchase the notes." If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar change in control provisions

Description of notes

permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

CONSOLIDATION, MERGER AND SALE OF ASSETS

The indenture provides that we will not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not us, is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person, if not us, expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture, except in the case of any such lease.

Notwithstanding anything to the contrary herein, following an acquisition of 100% of our stock by a person that is a corporation for U.S. federal income tax purposes in a transaction in which our stockholders receive as consideration stock of that corporation, we may convert into a limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia that is wholly owned by that corporation if the conditions set forth in clauses (i) and (ii) above are otherwise satisfied.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change as defined above permitting each holder to require us to purchase the notes of such holder as described above.

This "—Consolidation, Merger and Sale of Assets" section replaces the section of the accompanying prospectus entitled "Description of Debt Securities—Consolidation, Merger or Conveyance" in its entirety.

EVENTS OF DEFAULT

Each of the following is an event of default:

(1)
default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2)
default in the payment of principal of any note when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(3)
failure by us to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right and the default continues for a period of five days;

(4)
failure by us to comply with our obligations under "Consolidation, merger and sale of assets;"

(5)
failure by us for a period of 5 days to give a fundamental change notice as described under "Conversion rights—Fundamental change permits holders to require us to purchase notes" or notice of a specified corporate event as described under "Conversion rights—Conversion upon specified corporate events";

(6)
failure by us for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

Description of notes

(7)
any indebtedness for money borrowed by us or one of our significant subsidiaries in an aggregate outstanding principal amount in excess of $15.0 million (or the foreign currency equivalent thereof) is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not otherwise cured or rescinded, within 30 days;

(8)
certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries as defined in Article 1, Rule 1-02 of Regulation S-X promulgated by the SEC; or

(9)
a final judgment for the payment of $15 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) rendered against us or any of our significant subsidiaries, which judgment is not discharged or stayed within 30 days after (i) the date on which the right to appeal has expired if no appeal has been commenced, or (ii) the date on which all rights to appeal have been extinguished.

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. However, upon an event of default related to the events described in clause (8) above, the aggregate principal amount and accrued and unpaid interest, if any, will automatically become due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under "—Reports" below, will, for the first 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day during the first 90 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the notes outstanding from the 91st day until the 180th day following the occurrence of such an event of default during which such event of default is continuing.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), such additional interest will cease to accrue and the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay additional interest following an event of default in accordance with the preceding paragraph, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraphs, we must notify all holders of notes and the trustee and paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Description of notes

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

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the principal (including the fundamental change purchase price, if applicable) of;

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accrued and unpaid interest, if any, on; and

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the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)
such holder has previously given the trustee notice that an event of default is continuing;

(2)
holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)
such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)
the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Description of notes

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after becoming aware of the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

This "—Events of default" section replaces the section of the accompanying prospectus entitled "Description of debt securities—Events of default" in its entirety.

MODIFICATION AND AMENDMENT

Subject to certain exceptions, the notes and the terms of the indenture relating to the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and, subject to certain exceptions, any past default or compliance with any provisions relating to the notes may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)
reduce the amount of notes whose holders must consent to an amendment;

(2)
reduce the rate, or extend the stated time for payment, of interest on any note;

(3)
reduce the principal, or extend the stated maturity, of any note;

(4)
make any change that adversely affects the conversion rights of any notes;

(5)
reduce the fundamental change purchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)
change the place or currency of payment of principal or interest in respect of any note;

(7)
change the ranking of the notes;

(8)
impair the right of any holder to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes; or

(9)
make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture to:

(1)
cure any ambiguity, omission, defect or inconsistency or conform the indenture to the "Description of notes" section in this prospectus supplement, as supplemented by the related pricing term sheet;

(2)
provide for the assumption by a successor person of our obligations under the indenture;

Description of notes

(3)
add guarantees with respect to the notes;

(4)
secure the notes;

(5)
add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

(6)
make any change that does not adversely affect the rights of any holder;

(7)
comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

(8)
to provide for a successor trustee in accordance with the terms of the indenture or to otherwise comply with any requirement of the indenture;

(9)
to provide for the issuance of additional notes, to the extent that we deem such amendment necessary or advisable in connection with such issuance; provided that no such amendment or supplement may impair the rights or interests of any holder;

(10)
to increase the conversion rate; or

(11)
to provide for additional rights and benefits for the holders.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

This "—Modification and amendment" section replaces the section of the accompanying prospectus entitled "Description of Debt Securities—Waiver, Modifications and Amendment" in its entirety.

DISCHARGE

We may satisfy and discharge our obligations under the indenture by delivering to the security registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any fundamental change purchase date, or upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, if applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

This "—Discharge" section replaces the section of the accompanying prospectus entitled "Description of Debt Securities—Defeasance and Covenant Defeasance" in its entirety.

CALCULATIONS IN RESPECT OF NOTES

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, the daily VWAPs, the daily conversion values, the settlement amounts, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the

Description of notes

accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

REPORTS

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system or any successor thereof will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

TRUSTEE

U.S. Bank National Association is the trustee, security registrar, paying agent and conversion agent.

FORM, DENOMINATION AND REGISTRATION

The notes will be issued:

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in fully registered form;

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without interest coupons; and

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in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

GLOBAL NOTES, BOOK-ENTRY FORM

Notes will be evidenced by one or more global notes. We will deposit the global note or notes with DTC and register the global notes in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.

Holders who are not participants may beneficially own interests in a global note held by DTC only through participants, or some banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, who we refer to as indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

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not be entitled to have certificates registered in their names;

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not receive physical delivery of certificates in definitive registered form; and

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not be considered holders of the global note.

We will pay interest on the principal amount of a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date, the

Description of notes

fundamental change repurchase date or at maturity, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

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for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

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for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We have been informed that DTC's practice is to credit participants' accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in "street name."

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for conversion, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

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a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

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a "clearing corporation" within the meaning of the Uniform Commercial Code; and

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a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time.

Description of notes

CERTIFICATED NOTES

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

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DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

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DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

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an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

INFORMATION CONCERNING THE TRUSTEE; REPORTS BY THE COMPANY

We have appointed U.S. Bank National Association, the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture contains limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in some cases or to realize on some property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

In the indenture, we have agreed to file with the trustee and transmit to holders of the notes such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the time and in the manner required by such Act.

GOVERNING LAW

The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

 Certain U.S. federal income and estate tax considerations

The following is a summary of certain United States federal income and estate tax consequences as of the date hereof of the ownership of notes and the shares of common stock that may be received upon conversion of the notes. This summary deals only with a note or share of common stock held as a capital asset by an investor that purchases the note on original issuance at its "issue price," which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money, and does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income or estate tax laws, including if you are:

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a dealer in securities;

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a financial institution;

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a regulated investment company;

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a real estate investment trust;

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a tax-exempt organization;

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an insurance company;

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a person holding the notes as part of an integrated, conversion or constructive sale transaction or a straddle;

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a trader in securities that has elected the mark-to-market method of accounting for your securities;

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a person liable for alternative minimum tax;

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a person who is an investor in a pass-through entity;

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a United States person whose "functional currency" is not the U.S. dollar;

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a "controlled foreign corporation";

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a "passive foreign investment company"; or

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a United States expatriate.

The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with all tax considerations that may be relevant to investors in light of their personal circumstances. This summary also does not discuss the potential application of the Medicare contribution tax.

For purposes of this discussion, a "U.S. holder" is a beneficial owner of a note or share of common stock that is:

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an individual citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

Certain U.S. federal income and estate tax considerations

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an estate the income of which is subject to United States federal income taxation regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term "non-U.S. holder" means a beneficial owner of a note or share of common stock (other than a partnership) that is not a U.S. holder.

If a partnership holds the notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes or shares of common stock, you should consult your own tax advisors.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes and shares of common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

U.S. HOLDERS

The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a U.S. holder of notes or shares of common stock into which the notes may be converted.

Payments of interest

Stated interest paid on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. holder's method of accounting for United States federal income tax purposes.

This discussion assumes that the notes will not be issued with original issue discount ("OID"). If, however, the notes' principal amount exceeds the issue price by at least a de minimis amount, as determined under applicable Treasury regulations, a U.S. holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash attributable to this income.

We may, in certain circumstances, be required to make additional payments to holders of the notes if we fail to comply with certain reporting obligations (see "Description of notes—Events of default"). This requirement may cause the notes to be treated as "contingent payment debt instruments." According to the applicable U.S. Treasury regulations, contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are either remote or incidental. We believe that such additional contingencies are remote and/or incidental, and that the notes are not contingent payment debt instruments. Our position is not, however, binding on the IRS and, if the IRS were to challenge this position successfully, you might be required to accrue interest income on the notes under the rules applicable to contingent payment debt instruments. Under these rules, you would be required to accrue interest income based upon a "comparable yield," regardless of your method of accounting. Such yield would be higher than the stated coupon on the notes. In addition, you would be required to treat as ordinary interest income any gain realized on the taxable disposition of a note. You should consult your tax advisors regarding

Certain U.S. federal income and estate tax considerations

the tax considerations relating to the additional payments to investors in the notes. The remainder of this discussion assumes that our position is correct.

Sale, exchange, redemption or other taxable disposition of notes

Except as provided below under "—Conversion of notes into cash, common stock, or a combination of cash and common stock," you will generally recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference between the amount realized upon the sale, exchange, redemption or other taxable disposition and your adjusted tax basis in the note (and such tax basis will be increased by any amount includable in income as OID and decreased by payments from us other than qualified stated interest). For these purposes, the amount realized does not include any amount attributable to accrued interest, which will be treated as described under "—Payments of interest" above. Your tax basis in a note will generally be equal to the amount you paid for the note. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If you are an individual and have held the note for more than one year, such capital gain will be subject to reduced rates of taxation. Your ability to deduct capital losses may be limited.

Conversion of notes into cash, common stock, or a combination of cash and common stock

If, upon conversion, we elect to satisfy our conversion obligation solely with cash, your gain or loss will be determined in the same manner as if you disposed of the notes in a taxable disposition, as described above under "—Sale, exchange, redemption or other taxable disposition of notes."

If, upon conversion, we elect to satisfy our conversion obligation solely with shares of our common stock, you generally will not recognize any income, gain or loss upon conversion of a note into shares of our common stock, except with respect to cash received in lieu of a fractional share of our common stock and any cash or stock attributable to accrued interest not previously included in income. Your adjusted basis in the shares of our common stock received will be the same as your adjusted basis in the note at the time of the conversion, reduced by any basis allocable to a fractional share. The holding period for the shares of our common stock will generally include the holding period of the note converted (other than shares attributable to accrued interest). Your adjusted tax basis in shares of our common stock attributable to accrued interest generally will equal the amount of accrued interest included in income and the holding period with respect to such shares will begin on than the day following the date of conversion. Cash received in lieu of a fractional share of our common stock will be treated as a payment in exchange for a fractional share of our common stock and generally will result in capital gain or loss equal to the difference between the cash received for the fractional share and your adjusted tax basis allocable to the fractional share.

The tax consequences of converting notes into a combination of cash and shares of common stock are unclear. There is no direct authority concerning the right of the issuer to settle its conversion obligation in cash and stock of the issuer, and it is possible that such settlement would be treated as fully taxable as described above under "—Sale, exchange, redemption or other taxable disposition of notes."

The transaction may instead be treated as a recapitalization for U.S. federal income tax purposes. In such case, you generally would not be permitted to recognize loss, but generally would be required to recognize capital gain in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash (excluding any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest) plus the fair market value of shares of our common stock received upon conversion (treating a fractional share of our common stock as issued

Certain U.S. federal income and estate tax considerations

and received for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest) over (B) your adjusted tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest). Your adjusted tax basis in the shares of common stock received (including any fractional share of our common stock for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the adjusted tax basis of the note, decreased by the amount of any cash received (other than cash in lieu of a fractional share of our common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain recognized (other than any gain recognized with respect to cash received in lieu of a fractional share of our common stock). Gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash you receive in respect of the fractional share and the portion of your tax basis in the common stock received that is allocable to the fractional share. Your holding period for the shares of common stock received on conversion (other than shares attributable to accrued and unpaid interest) should include the holding period for the converted note.

Alternatively, it may be appropriate to treat the transaction as a partial conversion of your note into common stock and a partial redemption of your note for cash (the tax consequences of such redemption would be as described above under "—Sale, exchange, redemption or other taxable disposition of notes"). With respect to the portion of a note treated as converted into stock, you generally would not recognize any gain or loss. To compute the taxable portion of your gain, you generally would be required to allocate your tax basis in a note between the portion of the note that is deemed to have been converted and the portion of the note that is deemed to have been redeemed for cash (which would include cash received in lieu of a fractional share) based on the relative fair market values of common stock and cash received upon conversion. Your tax basis in the common stock received upon conversion generally would be equal to your tax basis in the portion of your note deemed converted and your holding period for such common stock generally would include the period during which you held the note.

It is possible that other characterizations exist. You are strongly encouraged to consult your own tax advisors regarding the appropriate treatment of a conversion of the notes into a combination of common stock and cash.

Constructive distributions

The conversion rate of the notes will be adjusted in certain circumstances. Under section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the beneficial owners of the notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the U.S. holders of the notes (or, in certain circumstances, holders of common stock) will be deemed to have received a distribution even though they have not received any cash or property as a result of such adjustments. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below under "—Distributions on Common Stock." It is not clear whether a constructive dividend deemed paid to you would be eligible for the preferential rates of United States federal income tax for non-corporate U.S. holders. It is also

Certain U.S. federal income and estate tax considerations

unclear whether corporate U.S. holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividend.

Possible effect of a consolidation or merger

In certain situations, we may consolidate or merge into another entity (as described above under "Description of notes—Consolidation, merger and sale of assets"). Depending on the circumstances, a change in the obligor of the notes as a result of the consolidation or merger could result in a deemed taxable exchange to a U.S. holder and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss.

Distributions on common stock

If, after you acquire shares of common stock upon conversion of a note, we make a distribution in respect of such common stock from our current or accumulated earnings and profits as determined under U.S. federal income tax principles, the distribution generally will be treated as a dividend and generally will be includible in your income when paid. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of your investment, up to the basis in your common stock, and any excess will be treated as capital gain. If you are a U.S. corporation, subject to certain requirements, you generally will be able to claim a dividends-received deduction on a portion of any distribution taxed as a dividend. If you are a non-corporate U.S. holder, eligible dividends received by you in tax years ending on or before December 31, 2012 will generally be subject to tax at the special reduced rate generally applicable to long-term capital gains, provided that certain requirements, including those relating to holding periods, are satisfied.

Sale, exchange or other taxable disposition of common stock

You generally will recognize gain or loss on a sale, exchange or other taxable disposition of a share of common stock. Your gain or loss will equal the difference between the proceeds received by you and your adjusted tax basis in the stock. The proceeds received by you will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss you recognize on a sale, exchange or other taxable disposition of a share of common stock will be capital gain or loss and will be long-term capital gain or loss if you have held the common stock for more than a year. If you are a non-corporate U.S. holder, any long-term capital gain will be subject to reduced rates of taxation. Your ability to deduct capital losses may be limited.

Information reporting and backup withholding

Information reporting requirements generally will apply with respect to payments of principal and stated interest on the notes, to payments of dividends on shares of common stock, and to proceeds of a sale of a note or share of common stock paid to you unless you are an exempt recipient. Backup withholding may apply to those payments if you fail to provide your taxpayer identification number, or certification of exempt status, or if you have failed to report in full interest and dividend income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service (the "IRS").

Certain U.S. federal income and estate tax considerations

NON-U.S. HOLDERS

The following is a summary of the United States federal tax consequences that will apply to you if you are a non-U.S. holder of the notes or shares of common stock.

Payments on the notes

Payments of principal and interest on the notes by us or any paying agent to you will not be subject to United States federal income or withholding tax, provided that, in the case of interest,

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you do not own, actually or constructively, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

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you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

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you certify on a properly executed IRS Form W-8BEN, under penalties of perjury, that you are not a United States person; and

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it is not effectively connected with your conduct of a trade or business in the United States as described below.

If you cannot satisfy one of the first three requirements described above and interest on the notes is not effectively connected with your conduct of a trade or business in the United States as described below, payments of interest on the notes will be subject to withholding tax at a rate of 30%, subject to an applicable treaty providing otherwise.

If interest on a note is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), you will generally be subject to United States federal income tax on a net-income basis at applicable graduated individual or corporate rates. In this case, you will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI (or other applicable form) in order to claim an exemption from withholding. You are urged to consult your tax adviser with respect to other United States tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

A non-U.S. holder of the notes who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements on an IRS Form W-8BEN (or other applicable form). If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Dividends and constructive dividends

Any dividends paid to you with respect to shares of common stock (including any deemed dividends with respect to the notes or shares of common stock resulting from certain adjustments, or failure to make adjustments, to the conversion rate including, without limitation, adjustments in respect of taxable dividends to holders of our common stock, see "—U.S. holders—Constructive distributions" above) will be subject to withholding tax at a 30% rate (or lower applicable income tax treaty rate). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to you, including, but not limited to, sales or conversion proceeds subsequently paid or credited to you. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a United States

Certain U.S. federal income and estate tax considerations

permanent establishment, are not subject to the withholding tax, but instead are subject to United States federal income tax on a net-income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements on an IRS Form W-8ECI (or other applicable form) must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements on an IRS Form W-8BEN (or other applicable form). If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, exchange, redemption, conversion or other taxable disposition of notes or shares of common stock

Any gain from the sale, exchange, redemption or other taxable disposition of a note or upon the conversion of a note into cash, common stock, or a combination of cash and shares of common stock in the manner described above in "—U.S. holders—Sale, exchange, redemption or other taxable disposition of notes" and "—U.S. holders—conversion of notes into cash, common stock, or a combination of cash and common stock," as applicable, generally will not be subject to United States federal income tax unless:

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that gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment);

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you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

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we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

If you are an individual described in the first bullet point above, you will be subject to tax on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition under regular graduated United States federal income tax rates. If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption, conversion or other taxable disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a foreign corporation that falls under the first bullet point above, you will be subject to tax on your net gain under regular graduated rates and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits or such lower rate as may be specified by an applicable income tax treaty.

We believe that we are not and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes.

United States federal estate tax

If you are an individual who, for United States federal estate tax purposes is not a citizen or resident of the United States at death, your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that payments with respect to

Certain U.S. federal income and estate tax considerations

such notes are not effectively connected with the conduct by you of a trade or business in the United States and you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations. However, shares of common stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

Information reporting and backup withholding

Generally, the amount of any interest or dividends paid to you and the amount of tax withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest or dividends and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest or dividends provided that the payor does not have knowledge or reason to know that you are a United States person, as defined under the Code, and we (or other paying agents) have received from you the applicable statement described above in "—Payments on the notes" and "—Dividends and constructive dividends."

In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a note or shares of common stock made within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the applicable statement described above and does not have knowledge or reason to know that you are a United States person or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.

Recent legislation

Under Sections 1471 through 1474 of the Code and any current and future guidance thereunder ("FATCA"), withholding at a rate of 30% will be imposed on payments to certain non-U.S. entities (including intermediaries) of interest and dividends on, and the gross proceeds from dispositions of, certain debt and equity obligations, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in, or accounts with, such non-U.S. entities) are satisfied. These requirements are different from, and in addition to, the certification requirements described above. These withholding tax rules are proposed to phase in beginning January 1, 2014. Proposed Treasury regulations contain an exception that provides that the withholding tax rules under FATCA will not apply to payments of interest made on, or gross proceeds from sales or dispositions (including redemptions) of, debt instruments that are outstanding on January 1, 2013, so long as such notes are not significantly modified (for example, as discussed above under "U.S. holders—Possible effect of a consolidation or merger") after January 1, 2013. The proposed Treasury regulations are not effective until finalized; therefore, unless and until the regulations are finalized in their current form, taxpayers are not entitled to rely on them.

If withholding is required in order to comply with FATCA, you will not be entitled to receive any additional amounts to compensate for such withholding. Although administrative guidance and proposed regulations have been issued, the guidance with respect to these rules is only preliminary, and the scope of these rules remains unclear and potentially subject to material changes. You should consult your tax advisors regarding the possible implications of this legislation on your investment in the notes.

 Underwriting

We are offering the notes described in this prospectus supplement and the accompanying prospectus through the underwriters named below. UBS Securities LLC and Merrill, Lynch, Pierce, Fenner & Smith Incorporated are the representatives of the underwriters. We have entered into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase and we have agreed to sell to the underwriters, the principal amount of notes listed next to its name in the following table:

Underwriters	Principal amount of notes

UBS Securities LLC	$
Merrill, Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
RBS Securities Inc.
Santander Investment Securities Inc.

Total	$

The underwriting agreement provides that the underwriters are obligated to purchase all the notes in the offering if any are purchased, other than those notes covered by the option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

ELECTRONIC DELIVERY

An electronic version of this prospectus supplement and the accompanying prospectus may be made available on the web sites maintained by one or more of the underwriters, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements and the accompanying prospectus electronically. The representatives may agree to allocate a number of notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations.

OPTION TO PURCHASE ADDITIONAL NOTES

We have granted to the underwriters the right to purchase, exercisable within a 13-day period beginning on and including the date on which the notes are first issued, up to an additional $26,250,000 million principal amount of notes.

OFFERING PRICE

The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount of up to         % per note from the public offering price. If all the notes are not sold at the public offering price, the representatives may change the public offering price and concession. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the notes at the prices and upon the terms stated therein. Sales of notes may be made by affiliates of the underwriters.

Underwriting

COMMISSIONS AND EXPENSES

The following table summarizes the per note and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase up to $26,250,000 principal amount of additional notes:

	No exercise		Full exercise

Per note		%		%
Total	$		$

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $             .

LOCK-UP AGREEMENTS

We have agreed that, subject to certain limited exceptions, we will not offer, sell, issue, contract to sell, pledge or otherwise dispose of, contract to purchase or grant any option, right or warrant, directly or indirectly, any shares of our common stock, or any securities convertible into or exchangeable for, or any warrants or other rights to purchase, these securities, enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of such securities, establish or increase a put equivalent position or liquidate or decrease a call equivalent position in such securities within the meaning of Section 16 of the Exchange Act, file with the Commission a registration statement under the Act relating to such securities other than a Form S-8 with respect to securities described in clauses (A) and (B) below, or publicly disclose the intention to take any such action, without the prior written consent of UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters of this offering, for a period of 60 days after the date of this prospectus supplement, except (A) issuances pursuant to the exercise of any stock options or vesting of restricted stock units outstanding on the date of this prospectus supplement, (B) issuances of any stock option or other equity security to any employee, director, officer or contractor under any employee benefit plan existing on the date of this prospectus supplement, (C) the warrants to be issued pursuant to the warrant confirmation and any additional warrant confirmation, and any shares issued upon the exercise or termination of the warrants or otherwise pursuant to the terms of the warrants, (D) the issues of any shares upon conversion of any notes or (E) issuances of such securities in connection with our or any of our subsidiaries' acquisition of, or merger or consolidation with, any corporation or business entity; provided that in the case of clause (E), such issuance will not be greater than 10% of our common stock outstanding on the date of such issuance and the recipient agrees to be bound by the terms of the "lock-up."

Our officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exchangeable for, or any warrants or other rights to purchase, these securities, whether owned on the date hereof or hereafter acquired or with respect to which the officer or director has or hereafter acquires the power of disposition, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of these securities, whether any of these transactions are to be settled by delivery of these securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters of this offering, for a period of 60 days after the date of this prospectus supplement. Any common stock received upon

Underwriting

exercise of options granted to our officers and directors, and any restricted stock units held by our officers and directors that vest during the "lock-up" period, will also be subject to the "lock-up"; provided that an aggregate of 183,000 shares of our common stock may be withheld by us for the sole purpose of satisfying the tax withholding obligations of all such officers and directors upon the vesting of currently held restricted stock units granted under our 2008 Equity Incentive Plan or 2011 Equity Incentive Plan. Any shares of common stock acquired by our officers and directors in the open market following this offering will not be subject to the "lock-up" if and only if (a) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (b) such officers or directors do not otherwise voluntarily effect any public filing or report regarding such sales. Notwithstanding the foregoing, such officers and directors may transfer such securities (i) as a bona fide gift or gifts, including but not limited to transfers of such securities either during the lifetime of the undersigned, or, upon death, by will or intestacy to the immediate family of the undersigned, (ii) to any trust for the direct or indirect benefit of such person or the immediate family of such person, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in the "lock-up", (iii) in the case of a corporation, partnership, limited liability company or other business entity, to any subsidiary, stockholder, partner, member or affiliate, as the case may be, or (iv) pursuant to a 10b5-1 plan in effect as of the date of the Underwriting Agreement provided that in the case of (i), (ii) and (iii), (A) the transferee agrees to be bound in writing by the terms of the "lock-up" prior to such transfer, (B) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the "lock-up" period) and (C) such transfer shall not involve a disposition for value. For purposes of the "lock-up", "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

INDEMNITY

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in that respect.

LISTING AND TRADING

The notes offered by this prospectus supplement are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on a national securities exchange. We have been advised by certain of the underwriters that they intend to make a market in the notes, but the underwriters are not obligated to do so and may discontinue market-making at any time without notice. We can provide no assurances as to the development or liquidity of any trading market for the notes. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. Our common stock is listed on The NASDAQ Global Select Market under the symbol "GTAT".

STABILIZATION

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

–>
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Underwriting

–>
Over-allotment involves sales by the underwriters of principal amount of additional notes in excess of the principal amount of notes the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the principal amount of notes over-allotted by the underwriters is not greater than the principal amount of additional notes that they may purchase in the over-allotment option. In a naked short position, the principal amount of notes involved is greater than the principal amount of additional notes in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing notes in the open market.

–>
Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of notes to close out the short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. If the underwriters sell more notes than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

–>
Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the note originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

–>
In passive market making, market makers in the notes who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of the notes until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions, penalty bids and passive market making transactions may have the effect of raising or maintaining the market price of the notes or our common stock or preventing or retarding a decline in the market price of the notes or our common stock. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The NASDAQ Global Select Market or otherwise and, if commenced, may be discontinued at any time.

CONVERTIBLE NOTE HEDGE AND WARRANT TRANSACTIONS

In connection with the pricing of the notes, we expect to enter into convertible note hedge transactions with one or more counterparties, one or more of which may be underwriters or affiliates thereof (each of which we refer to as an "option counterparty"). The convertible note hedge transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of our common stock underlying the notes. Concurrently with entering into the convertible note hedge transactions, we also expect to enter into warrant transactions with the option counterparties whereby we will sell to the option counterparties warrants to purchase, subject to customary anti-dilution adjustments, up to the same number of shares of our common stock.

We intend to use approximately $                   million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the sale of the warrant transactions). If the underwriters exercise their option to purchase additional notes, we may sell additional warrants and use a portion of the proceeds from the sale of

Underwriting

the additional notes, together with the proceeds from the sale of the additional warrants, to enter into additional convertible note hedge transactions.

The convertible note hedge transactions are expected generally to reduce the potential dilution and/or offset any cash payments we are required to make in excess of the principal amount upon conversion of the notes in the event that the market price per share of our common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. If, however, the market price per share of our common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants, there would nevertheless be dilution to the extent that such market price exceeds the strike price of the warrants.

We will not be required to make any cash payments to the option counterparties or their affiliates upon the exercise of the options that are a part of the convertible note hedge transactions, but will be entitled to receive from them a number of shares of our common stock and/or an amount of cash generally based on the amount by which the market price per share of our common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions during the relevant valuation period under the convertible note hedge transactions. Additionally, if the market price per share of our common stock, as measured under the terms of the warrant transaction, exceeds the strike price of the warrants during the measurement period at the maturity of the warrants, we will owe the option counterparties a number of shares of our common stock in an amount based on the excess of such market price per share of our common stock over the strike price of the warrants.

The convertible note hedge transactions and the warrant transactions are separate transactions entered into by us with the option counterparties, are not part of the terms of the notes and will not change the holders' rights under the notes. As a holder of the notes, you will not have any rights with respect to the convertible note hedge transactions or the warrant transactions.

For a discussion of the potential impact of any market or other activity by the option counterparties or their affiliates in connection with these convertible note hedge and warrant transactions, see "Risk factors—Risks related to the notes—The convertible note hedge and warrant transactions may affect the value of the notes and our common stock."

OTHER RELATIONSHIPS

In the ordinary course, the underwriters and their affiliates have provided, and may in the future provide, investment banking, commercial banking, investment management, or other financial services to us and our affiliates for which they have received compensation and may receive compensation in the future. One or more affiliates of UBS Securities LLC hold approximately 9.33% of our common stock. Affiliates of UBS Securities LLC, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, RBS Securities Inc. and Santander Investment Securities Inc. are lenders and/or agents under the Credit Agreement, which we anticipate amending at the closing of this offering. Such affiliates receive interest and fees as provided in the Credit Agreement related to the facilities and will receive a customary, one-time consent fee in connection with the anticipated amendment to the Credit Agreement. See "Summary—Recent developments" for more information.

 Notice to investors

NOTICE TO PROSPECTIVE INVESTORS IN EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)
to any legal entity which is a qualified investor as defined under the Prospectus Directive;

(b)
to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

The EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

NOTICE TO PROSPECTIVE INVESTORS IN AUSTRALIA

This prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.

The securities are not being offered in Australia to "retail clients" as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to "wholesale clients" for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

This prospectus does not constitute an offer in Australia other than to persons who do not require disclosure under Part 6D.2 of the Corporations Act 2001 (Australia) and who are wholesale clients for the purposes of section 761G of the Corporations Act 2001 (Australia). By submitting an application for our securities, you represent and warrant to us that you are a person who does not require disclosure under Part 6D.2 and who is a wholesale client for the purposes of section 761G of the

Notice to investors

Corporations Act 2001 (Australia). If any recipient of this prospectus is not a wholesale client, no offer of, or invitation to apply for, our securities shall be deemed to be made to such recipient and no applications for our securities will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for our securities you undertake to us that, for a period of 12 months from the date of issue of the securities, you will not transfer any interest in the securities to any person in Australia other than to a person who does not require disclosure under Part 6D.2 and who is a wholesale client.

NOTICE TO PROSPECTIVE INVESTORS IN HONG KONG

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our securities may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to "professional investors" within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the SFO and any rules made thereunder.

NOTICE TO PROSPECTIVE INVESTORS IN JAPAN

Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Notice to investors

Where our securities are subscribed or purchased under Section 275 by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our securities pursuant to an offer made under Section 275 except:

(1)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law; or

(4)
as specified in Section 276(7) of the SFA.

NOTICE TO PROSPECTIVE INVESTORS IN SWITZERLAND

This prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations ("CO") and the shares will not be listed on the SIX Swiss Exchange. Therefore, this prospectus may not comply with the disclosure standards of the CO and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares with a view to distribution.

NOTICE TO PROSPECTIVE INVESTORS IN UNITED KINGDOM

This prospectus is only being distributed to and is only directed at: (1) persons who are outside the United Kingdom; (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"); or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as "relevant persons"). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

NOTICE TO PROSPECTIVE INVESTORS IN DUBAI INTERNATIONAL FINANCE CENTRE

This prospectus relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority. This prospectus is intended for distribution only to Professional Clients who are not natural persons. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial adviser.

 Legal matters

The validity of the notes will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.

Experts

The financial statements for the fiscal years ended March 31, 2012 and April 2, 2011 incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and the effectiveness of GT Advanced Technologies Inc.'s internal control over financial reporting as of March 31, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of GT Advanced Technologies Inc. (formerly GT Solar International, Inc.) and subsidiaries for the fiscal year ended April 3, 2010 appearing in GT Advanced Technologies Inc.'s Annual Report (Form 10-K) for the year ended March 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

GT Advanced Technologies Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We or selling securityholders may offer the securities described in this prospectus from time to time in one or more transactions. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

General Information

        Our common stock is traded on The Nasdaq Global Select Market under the symbol "GTAT." On September 21, 2012, the closing price of our common stock was $6.49.

        Investing in our securities involves certain risks. See "Item 1A-Risk Factors" in our most recent Annual Report on Form 10-K incorporated by reference in this Prospectus, and in any Quarterly Report on Form 10-Q or applicable Prospectus Supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2012

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "SEC," using a "shelf" registration process. Specific information about the terms of an offering will be included in a prospectus supplement relating to each offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption "Where You Can Find More Information."

        We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted.

        The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

        This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

        Unless the context otherwise indicates, the terms "GTAT," "GT Advanced Technologies," "Company," "we," "us," and "our" as used in this prospectus refer to GT Advanced Technologies Inc. and its subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

 OUR COMPANY

        GT Advanced Technologies Inc., through its subsidiaries, is a global provider of polysilicon production technology and crystalline ingot growth systems and related photovoltaic manufacturing services for the solar industry, and sapphire growth systems and material for the LED and other specialty markets. Our customers include several of the world's largest solar companies as well as companies in the photonics and LED industries. We report revenue in three business segments: Photovoltaic (or PV), Polysilicon and Sapphire.

        Our principal executive offices are located at 20 Trafalgar Square, Nashua, New Hampshire 03063, and our telephone number is (603) 883-5200. Our website address is www.gtat.com. The information found on our website is not part of this prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this prospectus that are not purely historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are identified by the use of words such as, but not limited to, "anticipate," "believe," "continue," "could," "estimate," "prospects," "forecasts," "expect," "intend," "may," "will," "plan," "target," and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to factors discussed in the section of any accompanying prospectus supplement entitled "Risk Factors" and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under "Item 1A: Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

        Forward-looking statements speak only as of the date of this prospectus or, as of the date given if provided in another filing with the SEC. We undertake no obligation to publicly update or review any forward-looking statements to reflect events or circumstances after the date of such statements.

 CERTAIN FINANCIAL INFORMATION

        In June 2011, the Financial Accounting Standards Board issued guidance on the presentation of comprehensive income in financial statements. Entities are required to present total comprehensive income either in a single, continuous statement of comprehensive income or in two separate, but consecutive, statements. We adopted this standard as of April 1, 2012, and presented net income and other comprehensive income in two separate statements in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 (filed with the SEC on August 7, 2012) and will continue to use this presentation in our annual financial statements. The table below reflects the application of this guidance for the three month period ended June 30, 2012 and the retrospective application for each of the fiscal years ended March 31, 2012, April 2, 2011 and April 3, 2010. The retrospective application did not have a material impact on our financial condition or results of operations.

Amounts in thousands—Unaudited

	Three Months Ended	Fiscal Year Ended
	June 30, 2012	March 31, 2012	April 2, 2011	April 3, 2010
Net income	$14,757	$183,397	$174,755	$87,256

Other comprehensive income (loss), net of tax:
Change in fair value of cash flow hedging instruments, net of tax of $63, $1,429, $1,234 and $1,189, respectively	30	2,144	1742	3,239
Foreign currency translation adjustments	(197)	521	551	5

Other comprehensive income (loss)	(167)	2,665	2,293	3,244

Comprehensive income	$14,590	$186,062	$177,048	$90,500

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:

	Three months ended	Fiscal year ended
	June 30, 2012	March 31, 2012	April 2, 2011	April 3, 2010	March 28, 2009	March 31, 2008
Ratio of earnings to fixed charges(1)	15.69x	19.15x	63.71x	97.93x	146.38x	49.76x

(1)
"Earnings" is calculated by adding (a) pre-tax income from continuing operations; (b) fixed charges (excluding capitalized interest); and (c) amortization of capitalized interest. "Fixed Charges" means the sum of the following: (a) interest expensed and capitalized (excluding interest expense related to uncertain tax positions), (b) amortized premiums, discounts and capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense.

        For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

        We will not receive any proceeds from the sale of securities by any selling securityholders unless otherwise indicated in the applicable prospectus supplement.

GENERAL DESCRIPTION OF SECURITIES

        We or the selling securityholders may offer under this prospectus:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities;

  •
  warrants to acquire common stock, preferred stock or debt securities; or

  •
  any combination of the foregoing, either individually or as units consisting or two or more securities.

        The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

        Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may be permitted under applicable law, rules or regulations.

DESCRIPTION OF CAPITAL STOCK

General Matters

        Our total amount of authorized capital stock is 500,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. As of September 11, 2012, we had 118,896,540 shares of common stock and zero shares of preferred stock outstanding.

        The discussion set forth below describes the most important terms of our capital stock, certificate of incorporation and by-laws. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our certificate of incorporation and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

Common Stock

        All of our outstanding common stock is fully paid and nonassessable.

        Dividend Rights.    Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as the board of directors may from time to time determine.

        Voting Rights.    Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders.

        Preemptive or Similar Rights.    Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.

        Conversion Rights.    Our common stock is not convertible.

        Right to Receive Liquidation Distributions.    Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

        Nasdaq Listing.    Our common stock is listed on The Nasdaq Global Select Market under the symbol "GTAT."

Preferred Stock

        Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of up to 10,000,000 shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of common stock. Under specified circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock. We have no shares of preferred stock outstanding.

Anti-takeover Effects of our Certificate of Incorporation and By-laws

        Our certificate of incorporation and by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deterring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

        Removal and Appointment of Directors.    Our certificate of incorporation provides that our directors may only be removed by the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote. In addition, provisions of our certificate of incorporation and bylaws authorize the board of directors to fill vacant directorships or increase the size of the board of directors pursuant to a resolution adopted by a majority of the board of directors. These provisions may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by this removal with its own nominees.

        Action by Written Consent; Special Meetings of Stockholders.    Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and the by-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of the board or our chief executive officer, or pursuant to a resolution adopted by a majority of the board of directors. Stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

        Advance Notice Procedures.    Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting.

        In the case of an annual meeting of stockholders, notice by a stockholder, in order to be timely, must be received at our principal executive offices not less than 90, or more than 120, days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within 30 days before or 60 days after the anniversary date, in order to be timely, notice by a stockholder must be received by the close of business on the tenth day following the day on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made.

        In the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder, in order to be timely, must be received not less than 90, or more than 120, days prior to the date of the special meeting. In the event that public announcement of the special meeting is less than 100 days prior to the date of the special meeting, notice by the stockholder, in order to be timely, must be received not later than the tenth day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.

        Although the by-laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

        Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render it more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Anti-takeover Effects of Delaware Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to exceptions specified therein, an "interested stockholder" of a Delaware corporation shall not engage in any "business combination," including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

  •
  prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

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  on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% percent of the outstanding voting stock not owned by the interested stockholder.

        Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

        Except as otherwise specified in Section 203, an "interested stockholder" is defined to include:

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  any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

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  the affiliates and associates of any such person.

        Under some circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC. The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

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  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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  if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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  if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

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  if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the anti-dilution provisions of the warrants, if any;

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  any redemption or call provisions;

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  whether the warrants are to be sold separately or with other securities as parts of units; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

        The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities sets forth the material terms and provisions of the debt securities. In the description that follows, "we", "us" and "our" refers only to GT Advanced Technologies Inc. and not to any of its subsidiaries. The debt securities will be issued under an indenture (as amended and supplemented from time to time, the "Indenture"), which we will enter into, if necessary, when we offer debt securities. We have included a copy of the form of Indenture as an exhibit to this registration statement that contains this prospectus. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

        The following is a summary of the material terms and provisions of the Indenture and the debt securities. You should refer to the Indenture and the applicable prospectus supplement for complete information regarding the terms and provisions of the Indenture and the debt securities.

General

        The debt securities will be our senior unsecured obligations and will rank equal in right of payment to all of our other existing and future indebtedness and other liabilities that are not, by their terms, expressly subordinated in right of payment to the debt securities. In addition, any of our secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligation.

        A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. Under the Indenture, the specific terms of a particular series of debt securities will include the following:

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  the title of the debt securities;

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  any limit on the amount(s) that may be issued;

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  the person to whom any interest on the debt securities shall be payable, if other than the registered holder;

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  the maturity date(s) or the method by which this date or these dates will be determined;

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  the interest rate, if any, or the method of computing the interest rate;

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  the date or dates from which interest will accrue, or how this date or these dates will be determined, and the interest payment date or dates, if any, and any related record dates;

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  the place(s) where payments, if any, will be made on the debt securities and the place(s) where debt securities may be presented for transfer or exchange;

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  the period or periods within which, the price or prices at which, and the terms and conditions on which, we may redeem the debt securities;

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  the period or periods within which, the price or prices at which, and the terms and conditions on which, we may be required to redeem the debt securities;

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  any mandatory or optional sinking fund or similar provisions;

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  if other than denominations of $1,000 and integral multiples thereof, the denominations in which any debt securities shall be issuable;

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  if other than the full principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

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  if other than United States dollars, the foreign currency or units of two or more foreign currencies in which payment of the principal of (and premium, if any) or interest on the debt securities shall be payable;

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  if the principal of (and premium, if any) or interest on the debt securities is payable, at our election or election of the holders, in a currency or units of two or more currencies other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

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  any index used to determine the amount of payment of the principal of (and premium, if any) or interest on the debt securities;

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  whether the debt securities will not be subject to defeasance or covenant defeasance in advance of the date for redemption or the stated maturity date;

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  whether the debt securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

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  any additional or different events of default and any change in the right of the trustee or the holders to declare principal due and payable;

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  any additional or different covenants;

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  the form of debt securities;

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  whether the debt securities will be convertible into or exchangeable for shares of our common stock, warrants or any other securities issued by us or any other issuer, or any property owned by us and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders' option) conversion or exchange features, and the applicable conversion or exchange period;

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  the applicability of any guarantees; and

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  any other terms of the debt securities.

        We will have the ability under the Indenture to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

        Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the Indenture may not protect holders of the debt securities in the event of a highly leveraged or other transaction involving us or our subsidiaries that may adversely affect the holders of the debt securities.

        Debt securities may be issued under the Indenture as original issue discount securities. An original issue discount security is a security, including any zero-coupon security, that under applicable U.S. federal income tax law has a "stated redemption price at maturity" that exceeds its "issue price" by more than a de minimis amount. If a series of debt securities is issued as original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be discussed in the applicable prospectus supplement.

Form, Exchange and Transfer

        The debt securities will be issuable as registered securities. The ownership or transfer of debt securities will be listed in the security register described in the Indenture.

        The Indenture provides that debt securities may be issuable in global form which will be deposited with, or on behalf of, a depositary, identified in an applicable prospectus supplement. If debt securities are issued in global form, one certificate will represent a large number of outstanding debt securities which may be held by separate persons, rather than each debt security being represented by a separate certificate.

        If the purchase price, or the principal of, or any premium or interest on any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and integral multiples thereof.

        Debt securities may be presented for registration of transfer with the applicable form of transfer duly executed, at the office of the Security Registrar, as defined in the Indenture, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. This registration of transfer or exchange will be effected upon the Security Registrar being satisfied with the documents of title and identity of the person making the request.

        A debt security in global form may not be transferred except as a whole by or between the depositary for the debt security and any of its nominees or successors. A debt security in global form may be exchanged for definitive debt securities only if the depositary notifies us that it is unwilling or unable to continue as depositary, we decide to issue definitive securities, or an event of default shall have occurred and is continuing with respect to the series of debt securities issued in global form. If any debt security of a series is issuable in global form, the applicable prospectus supplement will describe:

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  the manner of payment of principal, premium and interest, if any, on that global debt security, and

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  the specific terms of the depositary arrangement with respect to that global debt security.

Payment and Paying Agents

        Unless otherwise specified in an applicable prospectus supplement, we will pay principal, any premium and interest on debt securities at the office of the paying agents we have designated, except that we may pay interest by check mailed to, or wire transfer to the account of, the holder. Unless otherwise specified in any applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the record date for this interest payment.

        The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement. In addition, we will be required to maintain at least one paying agent in each place of payment for the series.

Consolidation, Merger or Conveyance

        We have the ability to merge or consolidate with, or convey, transfer or lease all or substantially all of our property, to another corporation, provided that:

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  in the event we consolidate with or merge into another corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, the corporation formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance and observance of every covenant in the Indenture on the part of us to be performed or observed;

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  immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has happened and is continuing; and

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  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with all requirements of the Indenture and that all conditions precedent provided for in the Indenture relating to the transaction have been complied with.

Events of Default

        The following are events of default with respect to any series of debt securities issued:

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  default in the payment of any interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

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  default in the payment of the principal of (or premium, if any, on) any security of that series at its maturity;

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  default in the deposit of any sinking fund payment, when and as due by the terms of any security of that series;

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  default in the performance, or breach, of any covenant or warranty in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of securities other than the series in respect of which the event of default is being determined), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series a written notice specifying such default or breach and requiring it to be remedied;

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  a default under any bond, debenture, note or other evidence of or agreement for indebtedness of ours for money borrowed (including a default with respect to securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of ours for money borrowed (including the Indenture), whether such indebtedness exists now or is created in the future, and either (1) such default results from the failure to pay the aggregate outstanding principal of such indebtedness in excess of $100,000,000 at the final stated maturity of such indebtedness or (2) such default results in such indebtedness in an aggregate principal amount of $100,000,000 or more becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in each case, without such indebtedness having been discharged or such acceleration having been cured, rescinded or annulled, within a period of 30 business days after given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series a written notice specifying such default and requiring us to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled;

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  specified events of our bankruptcy, insolvency or reorganization; or

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  any other events of default provided with respect to debt securities of that series.

        If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare each debt security of that series due and payable immediately by a notice in writing to us, and to the trustee if given by holders. If an event of default occurs because of specified events of bankruptcy, insolvency or reorganization, the principal amount of each series of debt securities will be automatically accelerated, without any action by the trustee or any holder thereof.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the Indenture or to seek other remedies if:

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  the holder has given written notice to the trustee of a continuing event of default;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

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  these holders have offered indemnity reasonably satisfactory to the trustee to institute proceedings as trustee;

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  the trustee does not institute a proceeding within 60 days; and

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  the trustee has not received written directions inconsistent with the request from the holders of a majority of the principal amount of the outstanding debt securities of that series during that 60 day period.

        We will annually file statements with the trustee regarding our compliance with the covenants in the Indenture. The trustee will generally give the holders of debt securities notice within 90 days after the Trustee has gained knowledge of the occurrence of an event of default.

Waiver, Modifications and Amendment

        The holders of a majority of the principal amount of the outstanding debt securities of any particular series may, on behalf of the holders of all debt securities of the series, waive past defaults with respect to that particular series, except for:

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  the payment of the principal of (or premium, if any) or interest on any security of such series; or

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  defaults relating to any covenants of the Indenture which cannot be changed without the consent of each holder of a debt security directly affected by the change.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected may, on behalf of the holders of all debt securities of the series, waive our compliance with the restrictive provisions of the Indenture.

        We and the trustee may amend the Indenture with the consent of the holders of a majority of the principal amount of the outstanding debt securities of each series that is affected. However, without the consent of each directly affected holder, such changes shall not include the following with respect to debt securities held by a non-consenting holder:

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  change the stated maturity of, the principal of, or any installment of principal of or interest on, any security, or reduce the principal amount, the rate of interest or any premium payable upon the redemption, or reduce the amount of the principal due and payable upon a declaration of acceleration of maturity of a discount security, or change any place of payment where, or currency in which, any security or any premium or the interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date);

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  reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults provided for in the Indenture; or

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  modify any of the above requirements or the ability to waive certain past defaults or covenants, except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or certain past defaults cannot be waived without the consent of the holder of each outstanding security directly affected.

        For purposes of computing the required consents referred to above, the aggregate principal amount of any outstanding debt securities not payable in U.S. dollars is the amount of U.S. dollars that could be obtained for this principal amount based on the market rate of exchange for the applicable foreign currency or currency unit as determined by the trustee, upon our direction, in accordance with the terms of the Indenture.

        We and the trustee may amend the Indenture without the consent of the holders for any of the following purposes:

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  to evidence the succession of another person succeeding us and the assumption by any such successor of our covenants in the Indenture and in the debt securities;

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  to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us in the Indenture;

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  to add any additional events of default with respect to all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of such series);

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  to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

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  to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

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  to make a change to the debt securities of any series that does not adversely affect the rights of any holder of the debt securities of such series;

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  to establish the form or terms of debt securities of any series as permitted by the Indenture;

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  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

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  to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

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  to comply with any requirement of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended from time to time; or

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  to conform the Indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document.

Defeasance and Covenant Defeasance

        Unless otherwise specified in the prospectus supplement relating to a series of debt securities, subject to certain conditions, we may elect either:

  •
  defeasance for a series of debt securities, whereby we are discharged from any and all obligations with respect to the debt securities of that series, except as may be otherwise provided in the Indenture; or

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  covenant defeasance for a series of debt securities, whereby we are released from our obligations with respect to certain covenants that apply to that series.

        We may do so by depositing with the trustee money, and/or certain government securities which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal and any premium and interest on the applicable series of debt securities, and any mandatory sinking fund or analogous payments on their scheduled due dates. This type of a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel meeting the requirements set forth in the Indenture.

Governing Law

        The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

        U.S. Bank National Association is the trustee under the Indenture. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with U.S. Bank National Association or its affiliates in the ordinary course of business.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

        General.    We may sell the securities offered hereby directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The applicable prospectus supplement will describe the terms of the offering of the securities, including

  •
  the terms of the securities to which such prospectus supplement relates;

  •
  the name or names of any underwriters, if any;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation; and

  •
  any discounts or concessions allowed or reallowed or paid to dealers.

        Underwriters named in the prospectus supplement, if any, are only underwriters of the securities offered with the prospectus supplement.

        Sales Directly to Purchasers.    We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of securities at a fixed price, based on the market price of the securities or otherwise.

        Use of Underwriters and Agents.    If underwriters are used in the sale of securities, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

        Securities may be sold directly to or through agents from time to time. Any agent involved in the offering and sale of securities will be named and any commissions paid to the agent will be described in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Agents or underwriters may be authorized to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions paid for solicitation of these contracts will be described in the prospectus supplement. We may engage in "at the market" offerings only of our common stock. An "at the market" offering is defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, as an offering of equity securities into an existing trading market for outstanding shares of the same class at other than a fixed price.

        Deemed Underwriters.    In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, as amended, or the Securities Act, and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        Indemnification and Other Relationships.    We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        Listing of Securities.    Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange or market, except for the common stock, which is listed on The Nasdaq Global Select Market, and any underwriters or dealers will not be obligated to make a market in the securities.

WHERE YOU CAN FIND MORE INFORMATION

        We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC's website at http://www.sec.gov.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

GT Advanced Technologies Inc.
20 Trafalgar Square
Nashua, New Hampshire 03063
(603) 883-5200
Attention: Secretary

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.

        This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 filed with the SEC on May 25, 2012;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed with the SEC on August 7, 2012;

  •
  our Current Reports on Form 8-K filed with the SEC on April 20, 2012, June 12, 2012, June 21, 2012, June 29, 2012, August 28, 2012 and September 19, 2012;

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 20, 2012 to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2012; and

  •
  The description of our common stock, par value $0.01 per share, included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Company's Registration Statement on Form S-1, initially filed with the SEC on April 26, 2007 (File No. 333-142383), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on July 23, 2008 (File No. 001-34133).

 VALIDITY OF SECURITIES

        Unless the applicable prospectus supplement indicates otherwise, the validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

        The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K and the effectiveness of GT Advanced Technologies Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of GT Advanced Technologies Inc. (formerly GT Solar International, Inc.) and subsidiaries for the fiscal year ended April 3, 2010 appearing in GT Advanced Technologies Inc.'s Annual Report (Form 10-K) for the year ended March 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

GT Advanced Technologies Inc.

$175,000,000

       % Convertible Notes due 2017

Joint Book-Running Managers
UBS Investment Bank	BofA Merrill Lynch	Credit Suisse
Joint Lead Manager		Co-Manager
RBS		Santander